                                                                     EXHIBIT 4.2

                                                                       EXHIBIT A

================================================================================


                              AMENDED AND RESTATED

                                CREDIT AGREEMENT


                                   dated as of


                                  May 17, 2001,


                          as amended and restated as of


                                February 21, 2003


                                      among


                                 IMC GLOBAL INC.


                     The Borrowing Subsidiaries Party Hereto


                            The Lenders Party Hereto


                              JPMORGAN CHASE BANK,
                             as Administrative Agent


                                       and


                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
                              as Syndication Agent

                           ---------------------------

                           J.P. MORGAN SECURITIES INC.
                     and GOLDMAN SACHS CREDIT PARTNERS L.P.,
                       as Joint Arrangers and Bookrunners



================================================================================

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                                                                               2

                                                         [CSM Ref. No. 6701-187]

                               TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01.  Defined Terms.................................................................1
SECTION 1.02.  Classification of Loans and Borrowings.......................................46
SECTION 1.03.  Terms Generally..............................................................46
SECTION 1.04.  Accounting Terms; GAAP.......................................................46


                                   ARTICLE II

                                   THE CREDITS

SECTION 2.01.  Commitments..................................................................47
SECTION 2.02.  Loans and Borrowings.........................................................47
SECTION 2.03.  Requests for Borrowings......................................................48
SECTION 2.04.  Swingline Loans..............................................................49
SECTION 2.05.  Letters of Credit............................................................51
SECTION 2.06.  Funding of Borrowings........................................................57
SECTION 2.07.  Interest Elections...........................................................58
SECTION 2.08.  Termination and Reduction of Commitments.....................................59
SECTION 2.09.  Repayment of Loans; Evidence of Debt.........................................60
SECTION 2.10.  Amortization of B Term Loans.................................................61
SECTION 2.11.  Prepayment of Loans..........................................................62
SECTION 2.12.  Fees.........................................................................66
SECTION 2.13.  Interest.....................................................................67
SECTION 2.14.  Alternate Rate of Interest...................................................68
SECTION 2.15.  Increased Costs..............................................................69
SECTION 2.16.  Break Funding Payments.......................................................70
SECTION 2.17.  Taxes........................................................................71
SECTION 2.18.  Payments Generally; Pro Rata Treatment; of Setoffs...........................73
SECTION 2.19.  Mitigation Obligations; Replacement of Lenders...............................75
SECTION 2.20.  Incremental Facilities.......................................................77
SECTION 2.21.  Borrowing Subsidiaries.......................................................78
SECTION 2.22.  Limitation of Revolving Exposure.............................................79


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

SECTION 3.01.  Organization; Powers.........................................................79
SECTION 3.02.  Authorization; Enforceability................................................80

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                                                                                             2

SECTION 3.03.  Governmental Approvals; No Conflicts.........................................80
SECTION 3.04.  Financial Condition; No Material Adverse Change..............................80
SECTION 3.05.  Properties...................................................................81
SECTION 3.06.  Litigation and Environmental Matters.........................................82
SECTION 3.07.  Compliance with Laws and Agreements..........................................82
SECTION 3.08.  Investment and Holding Company Status........................................82
SECTION 3.09.  Taxes........................................................................83
SECTION 3.10.  ERISA........................................................................83
SECTION 3.11.  Disclosure...................................................................83
SECTION 3.12.  Subsidiaries.................................................................84
SECTION 3.13.  Insurance....................................................................84
SECTION 3.14.  Labor Matters................................................................84
SECTION 3.15.  Solvency.....................................................................85
SECTION 3.16.  Security Documents...........................................................85
SECTION 3.17.  Lien Basket Amount...........................................................86
SECTION 3.18.  Excluded Subsidiaries........................................................86
SECTION 3.19.  Certain Payments.............................................................90


                                   ARTICLE IV

                                   CONDITIONS

SECTION 4.01.  Effective Date...............................................................90
SECTION 4.02.  EACH Credit EVENT............................................................90
SECTION 4.03.  Borrowing Subsidiaries.......................................................91


                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

SECTION 5.01.  Financial Statements and Other Information...................................92
SECTION 5.02.  Notices of Material Events...................................................94
SECTION 5.03.  Information Regarding Collateral.............................................95
SECTION 5.04.  Existence; Conduct of Business...............................................96
SECTION 5.05.  Payment of Obligations.......................................................96
SECTION 5.06.  Maintenance of Properties....................................................96
SECTION 5.07.  Insurance....................................................................97
SECTION 5.08.  Casualty and Condemnation....................................................97
SECTION 5.09.  Books and Records; Inspection and Audit Rights...............................97
SECTION 5.10.  Compliance with Laws.........................................................98
SECTION 5.11.  Use of Proceeds and Letters of Credit........................................98
SECTION 5.12.  Additional Subsidiaries......................................................98
SECTION 5.13.  Further Assurances...........................................................99
SECTION 5.14.  6.625% Notes Tender Offer....................................................99

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                                                                                             3

SECTION 5.15.  Refinancing of Polk County IRBS; Polk Escrow.................................99
SECTION 5.16.  Excluded Subsidiaries.......................................................100


                                   ARTICLE VI

                               NEGATIVE COVENANTS

SECTION 6.01.  Indebtedness; Certain Equity Securities.....................................101
SECTION 6.02.  Liens.......................................................................104
SECTION 6.03.  Fundamental Changes.........................................................106
SECTION 6.04.  Investments, Loans, Advances, and Acquisitions..............................107
SECTION 6.05.  Asset Sales.................................................................110
SECTION 6.06.  Sale and Leaseback Transactions.............................................112
SECTION 6.07.  Hedging Agreements..........................................................113
SECTION 6.08.  Restricted Payments; Certain Payments Indebtedness;
                  Synthetic Purchase Agreements............................................113
SECTION 6.09.  Transactions with Affiliates................................................116
SECTION 6.10.  Restrictive Agreements......................................................116
SECTION 6.11.  Amendment of Material Documents.............................................118
SECTION 6.12.  Limited Expenditures........................................................118
SECTION 6.13.  Interest Expense Coverage Ratio.............................................119
SECTION 6.14.  Total Leverage Ratio........................................................119
SECTION 6.15.  Secured Leverage Ratio......................................................120
SECTION 6.16.  Collateral Coverage Ratio...................................................120
SECTION 6.17.  Fiscal Periods..............................................................120


                                   ARTICLE VII

                                EVENTS OF DEFAULT..........................................120


                                  ARTICLE VIII

                                   THE AGENTS..............................................124


                                   ARTICLE IX

                                  MISCELLANEOUS

SECTION 9.01.  Notices.....................................................................127
SECTION 9.02.  Waivers; Amendments.........................................................128
SECTION 9.03.  Expenses; Indemnity; Damage Waiver..........................................130
SECTION 9.04.  Successors and Assigns......................................................132
SECTION 9.05.  Survival....................................................................135

                                                                                             4

SECTION 9.06.  Counterparts; Integration; Effectiveness....................................136
SECTION 9.07.  Severability................................................................136
SECTION 9.08.  Right of Setoff.............................................................136
SECTION 9.09.  Governing Law; Jurisdiction; Consent to Service of Process..................137
SECTION 9.10.  Waiver of Jury Trial........................................................138
SECTION 9.11.  Headings....................................................................138
SECTION 9.12.  Confidentiality.............................................................138
SECTION 9.13.  Interest Rate Limitation....................................................139
SECTION 9.14.  Current Credit Agreement; Effectiveness Amendment and Restatement...........139


EXHIBITS:

Exhibit A -- Form of Assignment and Acceptance
Exhibit B -- Form of Collateral Coverage Certificate
Exhibit C -- Form of Collateral Sharing Agreement
Exhibit D -- Form of Guarantee Agreement
Exhibit E -- Form of Indemnity, Subrogation and Contribution Agreement Exhibit F -- Form of Perfection Certificate
Exhibit G -- Form of Pledge Agreement
Exhibit H -- Form of Security Agreement
Exhibit I -- Forms of Opinions of Counsel


SCHEDULES:

Schedule 1.01 -- Mortgaged Properties
Schedule 2.01 -- Commitments
Schedule 3.05 -- Existing Properties
Schedule 3.06 -- Disclosed Matters
Schedule 3.12 -- Subsidiaries
Schedule 3.13 -- Insurance
Schedule 3.16(c) -- Mortgage Filing Offices
Schedule 6.01 -- Existing Indebtedness
Schedule 6.02 -- Existing Liens
Schedule 6.04 -- Permitted Investments
Schedule 6.10 -- Restrictive Agreements


ANNEXES:

Annex A -- Potash Facility Term Sheet

                              AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 17, 2001, as amended and restated as of February 21, 2003, among IMC GLOBAL INC., the BORROWING SUBSIDIARIES party hereto, the LENDERS party hereto, JPMORGAN CHASE BANK (successor to THE CHASE MANHATTAN BANK), as Administrative Agent, and GOLDMAN SACHS CREDIT PARTNERS L.P., as Syndication Agent.


          WHEREAS, IMC Global Inc. (the "COMPANY"), the Borrowing Subsidiaries (as defined herein), the lenders party thereto, and JPMorgan Chase Bank (successor to The Chase Manhattan Bank), as Administrative Agent, are parties to the Credit Agreement dated as of May 17, 2001 (the "ORIGINAL CREDIT AGREEMENT"), as amended (the "CURRENT CREDIT AGREEMENT"), as in effect immediately prior to the Restatement Effective Date (as defined herein);

          WHEREAS, the Company, the Borrowing Subsidiaries, the Lenders (as defined herein) and JPMorgan Chase Bank, as Administrative Agent, are parties to an Amendment and Restatement Agreement dated as of February 21, 2003 (the "AMENDMENT AND RESTATEMENT AGREEMENT");

          WHEREAS, subject to the satisfaction of the conditions set forth in the Amendment and Restatement Agreement, the Current Credit Agreement shall be amended and restated as provided herein.

          NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

          "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "ACCOUNTS RECEIVABLE" means "accounts", within the meaning of the Uniform Commercial Code, constituting rights of the Company or one of its Subsidiaries, as applicable, to payment for goods sold in the ordinary course of business evidenced by invoices and shipping documents. The amount of any Account Receivable as of any date of determination shall equal the unpaid amount thereof, excluding or net of any claims, offsets, deductions and allowances, whether or not recorded as contra assets or liabilities.

          "ACQUISITION" means an acquisition by the Company or any of its Subsidiaries of a Person, a division, a facility or a line of business or of all or substantially all of the assets of any of the foregoing.

          "ADDITIONAL LENDER" has the meaning assigned to such term in Section 2.20.

          "ADJUSTED LIBO RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

          "ADMINISTRATIVE AGENT" means JPMorgan Chase Bank (successor to The Chase Manhattan Bank), in its capacity as administrative agent for the Lenders hereunder.

          "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

          "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. With respect to any Lender, the term "Affiliate" shall be deemed to include (a) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by such Lender or an Affiliate of such Lender and (b) in the case of any Lender that is a fund that invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "AGENTS" means the Administrative Agent, the Collateral Agent and the Syndication Agent.

          "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

          "AMENDMENT AND RESTATEMENT AGREEMENT" has the meaning assigned to such term in the recitals hereto.

          "APPLICABLE PERCENTAGE" means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Revolving Lender's Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

          "APPLICABLE RATE" means, for any day (a) with respect to any B Term Loan (i) if the Leverage Ratio as of the most recent determination date is greater than or equal to 4.50 to 1.00, (A) 3.00% per annum, in the case of an ABR Loan, or (B) 4.00% per annum, in the case of a Eurodollar Loan, and (ii) if the Leverage Ratio as of the most recent determination date is less than 4.50 to 1.00, (A) 2.75% per annum, in the case of an ABR Loan, or (B) 3.75% per annum, in the case of a Eurodollar Loan, and (b) with respect to any ABR Loan or Eurodollar Loan that is a Revolving Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread", "Eurodollar Spread" or "Commitment Fee Rate", as the case may be, based upon the Leverage Ratio as of the most recent determination date; PROVIDED that until six months after the Effective Date the

"Applicable Rate" for purposes of clause (b) shall be the applicable rate per annum set forth below in Category 1:

=======================================================================================
                               ABR            EURODOLLAR            COMMITMENT FEE
    LEVERAGE RATIO:          SPREAD             SPREAD                   RATE
---------------------------------------------------------------------------------------
      CATEGORY 1

GREATER THAN
 or EQUAL to 4.50 to 1.0      2.25%             3.25%                   0.500%
---------------------------------------------------------------------------------------
      CATEGORY 2

GREATER THAN
 or EQUAL to $4.0 to 1.0
and LESS THAN 4.5 to 1.0      2.00%             3.00%                   0.500%
---------------------------------------------------------------------------------------
      CATEGORY 3

GREATER THAN
 or EQUAL to $3.50 to 1.0
and LESS THAN 4.0 to 1.0      1.75%             2.75%                   0.500%
---------------------------------------------------------------------------------------
      CATEGORY 4

 LESS THAN 3.5 to 1.0         1.50%             2.50%                   0.375%
=======================================================================================

          For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Company's fiscal year based upon the Company's consolidated financial statements delivered pursuant to
Section 5.01(a) or (b) and (ii) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; PROVIDED that the Leverage Ratio shall be deemed to be in Category 1 (A) at any time that an Event of Default has occurred and is continuing or (B) at the option of the Administrative Agent or at the request of a majority in interest of the Revolving Lenders if the Company fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

          "ARGUS LEASE" means, collectively, each of the Facility
Leases--Undivided Interest dated as of July 15, 1996, between U.S. Trust Company of California, N.A. and North American Chemical Company.

          "ARGUS LEASE ESCROW" means an escrow account established by the Collateral Agent for the purpose of escrowing $62,000,000 of the proceeds from the Salt Disposition in respect of the termination of the Argus Lease or the direct or indirect acquisition of an undivided interest in the Argus Lease or in the facilities that are the subject of the Argus Lease, as the case may be. In the event that (a) following the completion of all or, if applicable, any portion of the negotiations among the Company and the lessors under the

Argus Lease, it is determined that the Argus Lease is to be terminated or that the Company shall directly or indirectly acquire an undivided interest in the Argus Lease or in the facilities that are the subject of the Argus Lease, then such escrowed funds shall immediately be applied to make any necessary payments in respect of such termination or any such acquisition, as the case may be (and if, following the completion of all such negotiations, it is determined that such escrowed funds exceed the amount of all such payments made or to be made with respect to such termination or any such acquisition, then the excess shall be applied as described in clause (b) below), or (b) following the completion of all negotiations among the Company and the lessors under the Argus Lease, it is determined that the Argus Lease is not to be terminated and that the Company shall not directly or indirectly acquire an undivided interest in the Argus Lease or in the facilities that are the subject of the Argus Lease, then such escrowed funds shall thereafter be deemed to be Net Proceeds from the Salt Disposition and shall immediately be applied in accordance with Section 2.11(f); PROVIDED that any escrowed funds applied in accordance with Section 2.11(f) (as required by the preceding clause (b)) shall be so applied in the manner and to the extent that such escrowed funds would have been applied previously had such escrowed funds been deemed to be Net Proceeds from the Salt Disposition immediately following the Salt Disposition and not been deposited in the Argus Lease Escrow. Notwithstanding anything herein to the contrary, to the extent that any funds are remaining in the Argus Lease Escrow as of 5:00 p.m., New York City time, on the date that is 365 days after the consummation of the Salt Disposition, such escrowed funds shall immediately be applied as set forth in clause (b) of the preceding sentence.

          "ASSESSMENT RATE" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States of America; PROVIDED that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

          "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

          "AUSTRALIAN OPERATING SUBSIDIARIES" means IMC Chemicals Australia Pty. Ltd., Penrice Soda Products Pty. Ltd. and Wingsoar Pty. Ltd.

          "B TERM LOAN" means a Loan made pursuant to clause (a) of Section 2.01 of the Original Credit Agreement.

          "B TERM LOAN ESCROW" means an escrow account established by the Collateral Agent for the purpose of escrowing, subject to the terms of Section 2.11(f), the portion of the Net Proceeds from the Salt Disposition available to be applied in accordance with clause (iv) of Section 2.11(f).

          "BASE CD RATE" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

          "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

          "BORROWERS" means the Company and the Borrowing Subsidiaries.

          "BORROWING" means (a) Loans to the same Borrower of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

          "BORROWING REQUEST" means a request by a Borrower for a Borrowing in accordance with Section 2.03.

          "BORROWING SUBSIDIARIES" means PLP, Phosphates and any other Subsidiary with respect to which a Subsidiary Borrower Election shall have been executed and delivered as provided in Section 2.21 and with respect to which a Subsidiary Borrower Termination has not been executed and delivered as provided in Section 2.21.

          "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; PROVIDED that, when used in connection with a Eurodollar Loan, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

          "CAPITAL EXPENDITURES" means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Company and its consolidated Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Company for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Company and its consolidated Subsidiaries during such period. Notwithstanding the foregoing, the term "Capital Expenditures" shall not include(i) any acquisition of the facilities that are the subject of the Argus Lease in connection with any termination of the Argus Lease or any other direct or indirect acquisition of an undivided interest in the Argus Lease or in such facilities, in each case as contemplated by clause (b)(iii) or clause (b)(iv) of the definition of the term "Net Proceeds", or (ii) capital expenditures in respect of the reinvestment of sales proceeds, insurance proceeds and condemnation proceeds received by the Company or any Subsidiary in connection with the sale, transfer or other disposition of the Company's or such Subsidiary's business units, assets or properties (other than the Salt Disposition or any Chemicals Disposition), if (as contemplated in clause (b) of the definition of the term "Prepayment Event" or the proviso to Section 2.11(c)) such reinvestment (including, in the case of insurance proceeds, reinvestment in the form of restoration or replacement of damaged property) shall have resulted in (a) the event giving rise to the receipt of such amounts not being considered a "Prepayment Event" as contemplated in the definition of such term or (b) such amounts not being required to be applied as contemplated by Section 2.11(c).

          "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "CARLSBAD IRBS" means the existing $2,700,000 aggregate principal amount of industrial revenue bonds issued by Eddy County, New Mexico under the Trust Indenture dated as of February 1, 1993, between Eddy County, New Mexico and The Bank of New York, as Trustee.

          "CHANGE IN CONTROL" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated; (c) the acquisition of direct or indirect Control of the Company by any Person or group; or (d) the occurrence of a "Change of Control", as defined in the New Senior Notes Indentures.

          "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or such Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "CHEMICALS DISPOSITION" means the sale of stock or assets comprising all or part of the Chemicals discontinued operations as reflected in the Company's consolidated financial statements for the year ended December 31, 2000.

          "CLASS", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Incremental Revolving Loans, B Term Loans, Incremental Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or Term Loan B Commitment.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

          "COLLATERAL" means any and all "Collateral", as defined in any applicable Security Document.

          "COLLATERAL AGENT" means JPMorgan Chase Bank (successor to The Chase Manhattan Bank), in its capacity as collateral agent under the Loan Documents.

          "COLLATERAL COVERAGE AMOUNT" means, as of any date, the Collateral Value Amount determined as of such date or, if such date is not the last day of a fiscal quarter of the Company, as of (a) the last day of the fiscal quarter of the Company most recently ended prior to such date or (b) any more recent date as of which the Company shall have elected (at its option), or shall have been required (pursuant to clause (f) of Section 5.01), to calculate the Collateral Value Amount, provided that the Company shall have delivered to the Administrative Agent a Collateral Coverage Certificate certifying the Collateral Value Amount as of such more recent date.

          "COLLATERAL COVERAGE CERTIFICATE" means a certificate setting forth the calculation of the Collateral Coverage Amount, substantially in the form of Exhibit B, signed on behalf of the Company by a Financial Officer.

          "COLLATERAL COVERAGE RATIO" means, as of any date, the ratio of (a) the Collateral Coverage Amount as of such date to (b) the sum of (i) the outstanding principal amount of Loans as of such date, (ii) the LC Exposure as of such date, (iii) the Polk County Sharing Amount as of such date and (iv) the sum of (A) the outstanding principal amount of loans under the Potash Facility as of such date plus (B) the aggregate amount of unutilized commitments under the Potash Facility as of such date (regardless of whether the conditions to utilizing such commitments are capable of being satisfied as of such date).

          "COLLATERAL AND GUARANTEE REQUIREMENT" means the requirement that:

          (a) the Collateral Agent shall have received from each Loan Party either (i) a counterpart of each of the Guarantee Agreement, the Indemnity,

     Subrogation and Contribution Agreement, the Pledge Agreement and the Security Agreement duly executed and delivered on behalf of such Loan Party or (ii) in the case of any Person that becomes a Loan Party after the Effective Date, a supplement to each of the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement, the Pledge Agreement and the Security Agreement, in each case in the form specified therein, duly executed and delivered on behalf of such Loan Party;

          (b) all outstanding Equity Interests of each Subsidiary (other than an Excluded Subsidiary) owned by or on behalf of any Loan Party shall have been pledged pursuant to the Pledge Agreement (except that the Loan Parties shall not be required to pledge more than 65% of the outstanding voting Equity Interests of any Foreign Subsidiary that is not a Loan Party) and the Collateral Agent shall have received certificates or other instruments representing all such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

          (c) all Indebtedness of the Company and each Subsidiary that is owing to any Loan Party shall be evidenced by a promissory note and shall have been pledged pursuant to the Pledge Agreement and the Collateral Agent shall have received all such promissory notes, together with instruments of transfer with respect thereto endorsed in blank;

          (d) all Polk County IRBs owned by or on behalf of any Loan Party shall have been pledged pursuant to the Pledge Agreement (if certificated) or the Security Agreement (if uncertificated) and either (i) if the Polk County IRBs are represented by certificates, the Collateral Agent shall have received certificates representing all such Polk County IRBs, together with instruments of transfer with respect thereto endorsed in blank or (ii) if the Polk County IRBs are not represented by certificates, the security interest therein granted under the Security Agreement shall have been perfected in a manner satisfactory to the Collateral Agent;

          (e) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Agreement and the Pledge Agreement and perfect such Liens to the extent required by, and with the priority required by, the Security Agreement and the Pledge Agreement, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording;

          (f) the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Collateral Agent or the Required Lenders may reasonably request, and (iii) such surveys, abstracts, legal opinions and other documents as the Collateral Agent or the Required Lenders may reasonably request with respect to any such Mortgage or Mortgaged Property; PROVIDED that any surveys requested pursuant to clause
     (iii) above shall not be required to be received prior to (but shall be required upon) the date 120 days after the Effective Date; and

          (g) each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

          "COLLATERAL SHARING AGREEMENT" means the Collateral Sharing Agreement entered into in connection with the Original Credit Agreement (as amended), attached hereto as Exhibit C, among the Loan Parties and the Collateral Agent.

          "COLLATERAL VALUE AMOUNT" means, as of any date of determination, the sum of (a) the IMC Current Asset Base as of such date, plus (b) the Phosphate Subsidiary Current Asset Base as of such date, plus (c) the Fixed Asset Base as of such date.

          "COMMITMENT" means a Revolving Commitment or Term Loan B Commitment, or any combination thereof (as the context requires).

          "COMPANY" has the meaning assigned to such term in the recitals hereto.

          "CONSOLIDATED EBITDA" means, for any period, the consolidated operating earnings from (i) continuing operations of the Company, (ii) continuing operations of the Company's consolidated Subsidiaries and (iii) discontinued operations of the Company and its consolidated Subsidiaries, in each case for such period before interest, taxes, depreciation, depletion, amortization, other income and expense, minority interests, the cumulative non-cash effect of changes in accounting standards and other non-cash adjustments to operating earnings (other than any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period), PLUS (except for purposes of determining the Applicable Rate) any costs (up to an aggregate amount not to exceed $58,000,000) identified by Ernst & Young arising from the temporary shutdown of phosphates operating assets of the Company and its Subsidiaries during the Company's 2001 fiscal year that were deducted from such consolidated operating earnings during such period and MINUS any non-recurring or other charges not included in consolidated operating earnings which are cash or represent an accrual of or reserve for cash expenditures in future periods; PROVIDED that there shall be excluded the consolidated operating earnings (if positive) of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of such consolidated operating earnings is restricted, other than due to restrictions imposed by the Argus Lease. Except for purposes of Section 6.13, Consolidated EBITDA for each four-quarter period will be adjusted on a pro-forma basis to reflect any Acquisition or Disposition closed during such period as if such Acquisition or Disposition had been closed on the first day of such period.

          "CONSOLIDATED INTEREST EXPENSE" means, for any period, (a) the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, minus (b) the interest income (if any) of the Company for such period to the extent attributable to interest on amounts held in the Polk Escrow, the Tender Escrow and the Salt Disposition Escrow; PROVIDED that any interest expense allocable to outstanding Polk County IRBs owned by Loan Parties shall be excluded in determining "Consolidated Interest Expense" even if such interest expense would be included in the determination of interest expense of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED NET INCOME" means, for any period, the net income or loss of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (adjusted to exclude (i) any non-cash write-down or write-off of an asset (other than any such write-down or write-off that requires accrual of a reserve for cash charges for any future period), provided that upon the sale of such asset such write-down or write-off shall not be taken into account in calculating Consolidated Net Income, to the extent the gain from any such sale would otherwise increase Consolidated Net Income, and
(ii) any non-cash write-ups or gains); PROVIDED that there shall be excluded (a) the income of any Person (other than the Company) in which any other Person (other than the Company or any Subsidiary or any director holding qualifying shares in compliance with applicable law) owns an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of the Subsidiaries during such period, (b) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or any Subsidiary or the date that such Person's assets are acquired by the Company or any Subsidiary and (c) the net income (but not loss) of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of such net income is restricted, other than due to restrictions imposed by the Argus Lease.

          "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

          "CURRENT CREDIT AGREEMENT" has the meaning assigned to such term in the recitals hereto.

          "DEFAULT" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "DEFAULTING LENDER" means, at any time, a Revolving Lender that has defaulted on its obligation to make a Revolving Loan that such Revolving Lender is required to make hereunder and as to which the conditions to borrowing are satisfied, provided that such default is continuing at such time.

          "DISCLOSED MATTERS" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

          "DISPOSITION" means any sale, transfer or disposition by the Company or any of its Subsidiaries of a Subsidiary, a division, a facility or a line of business or of all or substantially all of the assets of any of the foregoing.

          "DISQUALIFIED EQUITY INTERESTS" means any class or series of Equity Interests of any Person that by its terms or otherwise is:

          (a) required to be redeemed or repurchased or is redeemable or subject to repurchase at the option of the holder of such class or series of Equity Interests at any time on or prior to May 31, 2007; or

          (b) convertible into or exchangeable at the option of the holder thereof for Equity Interests referred to in clause (a) above or Indebtedness having a scheduled maturity on or prior to May 31, 2007.

Notwithstanding the preceding sentence, any Equity Interests that would constitute Disqualified Equity Interests solely because the holders of the Equity Interests have the right to require the issuer thereof to repurchase such Equity Interests upon the occurrence of a Change of Control will not constitute Disqualified Equity Interests if the terms of such Equity Interests provide that the issuer may not repurchase or redeem any such Equity Interests pursuant to such provisions prior to termination of the Commitments and payment of all Loans and other amounts accrued or owing under the Loan Documents.

          "DOLLARS" or "$" refers to lawful money of the United States of America.

          "DOMESTIC EXCLUDED SUBSIDIARY" means, initially, each Domestic Subsidiary identified as a Domestic Excluded Subsidiary on Schedule 3.12 and also includes any Domestic Subsidiary (other than a Domestic Phosphate Subsidiary) designated by the Company as a Domestic Excluded Subsidiary after the Effective Date in accordance with Section 5.16 and any Domestic Subsidiary that is a subsidiary of a Domestic Excluded Subsidiary or a Foreign Excluded Subsidiary, but excludes any such Subsidiary that ceases to be a Domestic Excluded Subsidiary as provided in Section 5.16.

          "DOMESTIC PHOSPHATE EXCLUDED SUBSIDIARY" means, initially, each Domestic Phosphate Subsidiary identified as a Domestic Phosphate Excluded Subsidiary on Schedule 3.12 and also includes any Domestic Phosphate Subsidiary designated by the Company as a Domestic Phosphate Excluded Subsidiary after the Effective Date in accordance with Section 5.16 and any Domestic Phosphate Subsidiary that is a subsidiary of a Domestic Phosphate Excluded Subsidiary or a Foreign Phosphate Excluded Subsidiary, but excludes any such Subsidiary that ceases to be a Domestic Phosphate Excluded Subsidiary as provided in Section 5.16.

          "DOMESTIC PHOSPHATE SUBSIDIARY" means any Domestic Subsidiary that is a Phosphate Subsidiary.

          "DOMESTIC SUBSIDIARY" means any Subsidiary that is not a Foreign Subsidiary.

          "EFFECTIVE DATE" means May 17, 2001, the date on which the conditions specified in Section 4.01 of the Original Credit Agreement were satisfied.

          "ELIGIBLE ACCOUNT RECEIVABLE" means, as of any date of determination, an Account Receivable that meets each of the following criteria at the time of creation and continues to meet such criteria at the relevant date of determination:

          (a) the Account Receivable has been recorded in a manner consistent with current and historical accounting practices of the Company;

          (b) the obligor in respect of the Account Receivable is not the Company or one of its Subsidiaries;

          (c) the obligor in respect of the Account Receivable has not commenced a voluntary case under any applicable bankruptcy laws, as now constituted or hereafter amended, has not made an assignment for the benefit of creditors, a decree or order for relief has not been entered by a court having jurisdiction in the premises in respect of such obligor in an involuntary case under any applicable bankruptcy laws, as now constituted or hereafter amended, no other petition or other application for relief under any applicable bankruptcy laws has been filed against such obligor, and such obligor has not failed, suspended business, ceased to be solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs;

          (d) the Account Receivable is denominated in and provides for payment in United States dollars or Canadian dollars;

          (e) the Account Receivable has not been and is not required to be charged off or written off as uncollectible in accordance with GAAP or the customary business practices of the Company and its Subsidiaries; and

          (f) the Collateral Agent has a valid and perfected first priority (or, in the case of Second Priority Collateral, second priority) perfected security interest in the Account Receivable pursuant to the Security Agreement.

          "ELIGIBLE INVENTORY" means, as of any date of determination, the amount equal to the value of all Inventory, recorded in a manner consistent with the current and historical accounting practices of the Company, valued at the lower of cost or market, net of any and all reserves, including reserves taken for or other adjustments, if any, characterized in the Company's internal financial statements as "allowance inventory adjustment-production" or "inventory shrink reserve-production", and before any adjustment for LIFO accounting; PROVIDED that an item of Inventory shall be "Eligible Inventory" only if:

          (a) such item of Inventory is characterized in the Company's internal financial statements as "raw materials", "work-in-process", "finished goods", "offsite in transit freight" or "inventory received and unpaid";

          (b) such item of Inventory does not include any profits or transfer price additions charged or accrued in connection with transfers of such Inventory between or among any of the Company and its Subsidiaries, provided that such Inventory shall only be excluded as Eligible Inventory up to an amount equal to such profits and transfer price additions;

          (c) a Loan Party has good and marketable title as sole owner of such item of Inventory;

          (d) such item of Inventory is located in the United States of America or Canada; and

          (e) such item of Inventory is subject to a valid and perfected first priority (or, in the case of Second Priority Collateral, second priority) security interest in favor of the Collateral Agent pursuant to the Security Agreement.

          "ELIGIBLE OPERATING MATERIAL & SUPPLIES" means, as of any date of determination, the amount equal to the value of all Operating Material & Supplies recorded in a manner consistent with the current and historical accounting practices of the Company net of any and all reserves, including reserves taken for or other adjustments, if any, characterized in the Company's internal financial statements as "allowance for inventory-nonproduction"; PROVIDED that an item of Operating Material & Supplies shall be "Eligible Operating Material & Supplies" only if:

          (a) such item of Operating Material & Supplies is characterized in the Company's internal financial statements as "production materials inventory", "packaging and shipping supplies", "repair parts", or "operating supplies";

          (b) a Loan Party has good and marketable title as sole owner of such item of Operating Material & Supplies;

          (c) such item of Operating Material & Supplies is located in the United States of America or Canada; and

          (d) such item of Operating Materials & Supplies is subject to a valid and perfected first priority (or, in the case of Second Priority Collateral, second priority) security interest in favor of the Collateral Agent pursuant to the Security Agreement.

          "ENVIRONMENTAL LAWS" means all applicable laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or legally binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the use, management, release or threatened release of, or exposure to, any Hazardous Material or to occupational health and safety matters.

          "EQUITY INTERESTS" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

          "ERISA EVENT" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "EURODOLLAR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

          "EVENT OF DEFAULT" has the meaning assigned to such term in Article
VII.

          "EXCESS SALT DISPOSITION ESCROW" means an escrow account established by the Collateral Agent for the purpose of escrowing all or any portion of the Net Proceeds from the Salt Disposition available to the Company in accordance with Section 2.11(f). The Company shall, at its sole discretion, have the right to request the withdrawal of such escrowed funds, at any time and from time to time, to prepay, repurchase or redeem the Company's 6.50% Notes due 2003, 10.75% Notes due 2003, 6.55% Notes due 2005 or 7.625% Notes due 2005 (or any combination thereof) or to use for general corporate purposes; PROVIDED that once any such escrowed funds are withdrawn, the Company shall not be permitted to re-deposit such funds in the Excess Salt Disposition Escrow.

          "EXCLUDED SUBSIDIARY" means any Domestic Excluded Subsidiary, Foreign Excluded Subsidiary, Domestic Phosphate Excluded Subsidiary or Foreign Phosphate Excluded Subsidiary.

          "EXCLUDED TAXES" means, with respect to any Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the any Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 2.19(b)), any withholding tax imposed by the United States of America that (i) is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Company with respect to any withholding tax pursuant to Section 2.17(a), or (ii) is attributable to such Foreign Lender's failure to comply with Section 2.17(e).

          "EXISTING CREDIT AGREEMENTS" means the Company's existing 364-Day Credit Agreement dated as of September 29, 2000, as amended, and Second Amended and Restated Five-Year Credit Agreement dated as of September 29, 2000, as amended.

          "EXISTING DEFAULTED DEBT" means the Polk County IRBs, the Carlsbad IRBs, the Hillsborough IRBs and the $3,400,000 aggregate principal amount of the Company's 10.75% Senior Notes due 2003 outstanding under the 1993 Indenture.

          "EXISTING DEFAULTS" means any defaults (whether currently existing or arising in the future) in respect of the Existing Defaulted Debt.

          "EXISTING SYNTHETIC PURCHASE AGREEMENT" means the Issuer Share Repurchase Agreement dated as of March 16, 2000, by and between the Company and Morgan Guaranty Trust Company of New York.

          "EXPOSURE LIMIT" has the meaning assigned to such term in Section 2.22(a).

          "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

          "FIXED ASSET BASE" means, as of any date of determination, an amount equal to the lesser of (a) 35% of the sum of the value amounts set forth on
Schedule 1.01 with respect to each Mortgaged Property, excluding any such Mortgaged Property that has been sold or otherwise disposed of prior to such date,(b) the Lien Basket Amount as of such date or (c) 100% (or, after the Salt Disposition, 150%) of the sum of the IMC Current Asset Base plus the Phosphate Subsidiary Current Asset Base as of such date.

          "FOREIGN LENDER" means any Lender that is organized under the laws of a jurisdiction other than (a) the United States of America, any State thereof or the District of Columbia or (b) the jurisdiction in which the applicable Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "FOREIGN EXCLUDED SUBSIDIARY" means, initially, each Foreign Subsidiary identified as a Foreign Excluded Subsidiary on Schedule 3.12 and also includes any Foreign Subsidiary (other than a Foreign Phosphate Subsidiary) designated by the Company as a Foreign Excluded Subsidiary after the Effective Date in accordance with Section 5.16 and any Foreign Subsidiary that is a subsidiary of a Domestic Excluded Subsidiary or a Foreign Excluded Subsidiary, but excludes any such Subsidiary that ceases to be a Foreign Excluded Subsidiary as provided in Section 5.16.

          "FOREIGN PHOSPHATE EXCLUDED SUBSIDIARY" means, initially, each Foreign Phosphate Subsidiary identified as a Foreign Phosphate Excluded Subsidiary on
Schedule 3.12 and also includes any Foreign Phosphate Subsidiary designated by the Company as a Foreign Phosphate Excluded Subsidiary after the Effective Date in accordance with Section 5.16 and any Foreign Phosphate Subsidiary that is a subsidiary of a Domestic Phosphate Excluded Subsidiary or a Foreign Phosphate Excluded Subsidiary, but excludes any such Subsidiary that ceases to be a Foreign Phosphate Excluded Subsidiary as provided in Section 5.16.

          "FOREIGN LOAN PARTY" means IMC Canada and any other Foreign Subsidiary the Equity Interests in which are owned by a Loan Party and that the Company elects by notice to the Agents to designate as a Foreign Loan Party and that has satisfied the Collateral and Guarantee Requirement.

          "FOREIGN PHOSPHATE SUBSIDIARY" means any Foreign Subsidiary that is a Phosphate Subsidiary.

          "FOREIGN SUBSIDIARY" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

          "GAAP" means generally accepted accounting principles in the United States of America.

          "GOVERNMENTAL AUTHORITY" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "GUARANTEE" of or by any Person (the "GUARANTOR") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof (including pursuant to any "synthetic lease" arrangement), (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; PROVIDED, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee made by any guarantor shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee, unless (in the case of a primary obligation that is not Indebtedness) such primary obligation and the maximum amount for which such guarantor may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guarantor's maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

          "GUARANTEE AGREEMENT" means the Guarantee Agreement entered into in connection with the Original Credit Agreement, attached hereto as Exhibit D, among the Loan Parties and the Collateral Agent.

          "HARDEE COUNTY OBLIGATIONS" means the financial assurance obligations of Phosphates, as such obligations are identified in Phosphates' Annual Report to Hardee County, Florida, dated August 15, 2002 (covering the period from July 1, 2001 through June 30, 2002) delivered to the Administrative Agent.

          "HARDEE COUNTY PROPERTY" means land, in an aggregate amount not to exceed 23,000 acres, reclaimed or being reclaimed that is located in Hardee County, Florida, or Polk County, Florida, and owned by Phosphates as of August 15, 2002.

          "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "HEDGING AGREEMENT" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

          "HILLSBOROUGH IRBs" means the existing $2,100,000 aggregate principal amount of industrial revenue bonds issued by Tampa Port Authority under the Indenture of Trust dated as of February 1, 1992, by and between Tampa Port Authority and Dai-Ichi Kangyo Trust Company of New York, as Trustee.

          "IMC CANADA" means IMC Canada Ltd., a Canadian federal corporation.

          "IMC CURRENT ASSET BASE" means, as of any date of determination, an amount equal to the sum of (a) 85% of the aggregate amount of Eligible Accounts Receivable of the Loan Parties (other than the Phosphates Subsidiaries) as of such date, plus (b) 65% of Eligible Inventory owned by the Loan Parties (other than the Phosphates Subsidiaries) as of such date, plus (c) 50% of Eligible Operating Material & Supplies owned by the Loan Parties (other than the Phosphates Subsidiaries) as of such date.

          "INCREMENTAL FACILITIES" has the meaning assigned to such term in
Section 2.20.

          "INCREMENTAL FACILITY AMENDMENT" has the meaning assigned to such term in Section 2.20.

          "INCREMENTAL REVOLVING EXPOSURE" means, with respect to any Incremental Revolving Lender at any time, the aggregate principal amount at such time of all outstanding Incremental Revolving Loans of such Incremental Revolving Lender.

          "INCREMENTAL REVOLVING LENDER" means a Lender with an outstanding Incremental Revolving Loan.

          "INCREMENTAL REVOLVING LOANS" has the meaning assigned to such term in
Section 2.20.

          "INCREMENTAL TERM LENDER" means a Lender with an outstanding Incremental Term Loan.

          "INCREMENTAL TERM LOANS" has the meaning assigned to such term in
Section 2.20.

          "INDEBTEDNESS" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind (other than deposits or advances made by customers of such Person in the ordinary course of business), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accrued salaries, vacation and other employee benefits and current accounts payable, in each case incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances; PROVIDED that the term "Indebtedness" shall not be construed to include (i) deferred taxes, (ii) contingent obligations under customary indemnification provisions contained in contracts or agreements or (iii) obligations in respect of customary purchase price adjustment provisions contained in contracts or agreements relating to the purchase or sale of assets. The amount of any Indebtedness of a Person that constitutes Indebtedness of such Person solely by reason of clause (e) above and has not been assumed by such Person shall be deemed to be the lesser of (i) the fair market value of the property owned or acquired by such Person that is or may be the subject of a Lien securing such Indebtedness and (ii) the amount of Indebtedness that is or may be secured by such property. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

          "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

          "INDEMNITY, SUBROGATION AND CONTRIBUTION AGREEMENT" means the Indemnity, Subrogation and Contribution Agreement entered into in connection with the Original Credit Agreement, attached hereto as Exhibit E, among the Loan Parties and the Collateral Agent.

          "INFORMATION MEMORANDUM" means the Confidential Information Memorandum dated April 2001, relating to the Company and the Transactions in the form sent to the initial Lenders.

          "INTEREST ELECTION REQUEST" means a request by a Borrower to convert or continue a Borrowing in accordance with Section 2.07.

          "INTEREST PAYMENT DATE" means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

          "INTEREST PERIOD" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or nine or twelve months thereafter if, at the time of the relevant Borrowing, all Lenders participating therein agree to make an interest period of such duration available), as the applicable Borrower may elect; PROVIDED, that
(a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and
(b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "INVENTORY" means "inventory", within the meaning of the Uniform Commercial Code, of the Company or one of its Subsidiaries, as applicable, that constitutes (a) finished goods processed or manufactured for sale in the ordinary course, (b) work-in-process and (c) raw materials used in the production of such finished goods; PROVIDED that "Inventory" shall not include any Operating Material & Supplies.

          "ISSUING BANK" means JPMorgan Chase Bank (successor to The Chase Manhattan Bank) and each other Revolving Lender that agrees in writing with the Company to issue Letters of Credit (provided that notice of such agreement is given to the Administrative Agent), in each case in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

          "LC DISBURSEMENT" means a payment made by an Issuing Bank pursuant to a Letter of Credit.

          "LC EXPOSURE" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

          "LENDERS" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance or an Incremental Facility Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

          "LETTER OF CREDIT" means any letter of credit issued pursuant to this Agreement.

          "LEVERAGE RATIO" means, as of the last day of any fiscal quarter, the ratio of (a) Total Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company ended on such date.

          "LIBO RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO RATE" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "LIEN BASKET AMOUNT" means, as of any date, the aggregate principal amount of the Obligations constituting Indebtedness (as defined in the 1997 Indenture and the 1998 Indenture or in the New Senior Notes Indentures, as applicable) that may be secured as of such date by Liens on Principal Properties or shares of stock or debt of Restricted Subsidiaries (as defined in and within the meaning of the 1997 Indenture and the 1998 Indenture or in and within the meaning of the New Senior Notes Indentures, as applicable) without securing any of the debt securities outstanding under the 1997 Indenture, the 1998 Indenture or the New Senior Notes Indentures, in each case pursuant to the provisions of
Section 4.9 of the 1997 Indenture, Section 4.9 of the 1998 Indenture and Section 4.15(c) of the New Senior Notes Indentures, respectively.

          "LIMITATION PERIOD" has the meaning assigned to such term in Section 2.22(a).

          "LIMITED EXPENDITURES" means Capital Expenditures, investments in joint ventures and Monetary Acquisition Consideration (other than Monetary Acquisition Consideration in respect of the exercise of any right of rescission under the White River Agreement); PROVIDED that, in the case of any Permitted Acquisition consummated after February 21, 2003, the Monetary

Acquisition Consideration in respect thereof shall not constitute "Limited Expenditures" if (a) the Leverage Ratio after giving effect to such Permitted Acquisition and the payment or incurrence of all Monetary Acquisition Consideration relating thereto (determined as of the end of the most recent fiscal quarter of the Company for which financial statements are available, on a pro forma basis as if such Permitted Acquisition had been consummated at the beginning of the period of four consecutive fiscal quarters then ended for purposes of Consolidated EBITDA and as if such Permitted Acquisition had been consummated at the end of such period for purposes of determining Total Indebtedness) shall not exceed 4.0 to 1.0, (b) after giving effect to such Permitted Acquisition and the payment or incurrence of all Monetary Acquisition Consideration relating thereto, the available amount of the unused Revolving Commitments (taking into account the total Revolving Exposures and any limitations on borrowing attributable to the Collateral Coverage Ratio at the time) shall not be less than $100,000,000 and (c) the Agents shall have received a certificate signed on behalf of the Company by a Financial Officer setting forth reasonably detailed calculations demonstrating satisfaction of the conditions set forth in clauses (a) and (b) above.

          "LOAN" means any loan made by a Lender to a Borrower pursuant to this Agreement.

          "LOAN DOCUMENTS" means this Agreement, the promissory notes, if any, executed and delivered pursuant to Section 2.09(e), the Amendment and Restatement Agreement, the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement and the Security Documents.

          "LOAN PARTIES" means the Company and the Subsidiary Loan Parties.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, assets, operations or financial condition of the Company and the Subsidiaries taken as a whole, (b) the ability of the Loan Parties to perform their obligations under the Loan Documents or (c) the rights of or benefits available to the Lenders under the Loan Documents.

          "MATERIAL INDEBTEDNESS" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements or the Existing Synthetic Purchase Agreement, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $20,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Company or any Subsidiary in respect of any Hedging Agreement or the Existing Synthetic Purchase Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Hedging Agreement or the Existing Synthetic Purchase Agreement, as applicable, were terminated at such time.

          "MONETARY ACQUISITION CONSIDERATION" means, in respect of any Permitted Acquisition, consideration in the form of cash or the assumption or incurrence of Indebtedness, including any Indebtedness resulting from such Permitted Acquisition described in clause (vi) or (vii) of Section 6.01(a).

          "MOODY'S" means Moody's Investors Service, Inc.

          "MORTGAGE" means a mortgage, deed of trust or other security document granting a Lien on any Mortgaged Property to secure any of the Obligations. Each Mortgage shall be reasonably satisfactory in form and substance to the Collateral Agent.

          "MORTGAGED PROPERTY" means each parcel of real property and the improvements thereto identified on Schedule 1.01.

          "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "NET PROCEEDS" means, with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds constituting deferred payment obligations, notes receivable, purchase price adjustment payments, earnouts or similar payment obligations, but in each case only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Company and its Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the

Company and its Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset, (iii) in the case of the Salt Disposition, any proceeds from the Salt Disposition deposited in the Argus Lease Escrow following the consummation of the Salt Disposition in respect of the termination of the Argus Lease or the direct or indirect acquisition of an undivided interest in the Argus Lease or in the facilities that are the subject of the Argus Lease, as the case may be, (iv) in the case of any Chemicals Disposition, any payments made promptly following such Chemicals Disposition in respect of the termination of the Argus Lease or the direct or indirect acquisition of an undivided interest in the Argus Lease or in the facilities that are the subject of the Argus Lease, as the case may be, and (v) the amount of all taxes paid (or reasonably estimated to be payable) by the Company and its Subsidiaries, and the amount of any reserves established by the Company and its Subsidiaries to fund contingent liabilities or contingent obligations reasonably estimated to be payable and that are directly attributable to such event (as reasonably determined by the Company).

          "NEW SENIOR NOTES" means the senior unsecured notes to be issued by the Company on or prior to the Effective Date in an aggregate principal amount not less than $550,000,000 and the Indebtedness represented thereby.

          "NEW SENIOR NOTES INDENTURES" means the indentures under which the New Senior Notes are issued and all other instruments, agreements and other documents evidencing or governing the New Senior Notes or providing for any Guarantee or other right in respect thereof.

          "1998 INDENTURE" means the Indenture dated as of August 1, 1998, between the Company and The Bank of New York, as Trustee.

          "1991 INDENTURE" means the Indenture dated as of December 1, 1991, between the Company (as successor to IMC Fertilizer Group, Inc.) and The Bank of New York, as Trustee.

          "1997 INDENTURE" means the Indenture dated as of July 17, 1997, between the Company and The Bank of New York, as Trustee.

          "1993 INDENTURE" means the Indenture dated as of June 15, 1993, between the Company (as successor to IMC

Fertilizer Group, Inc.) and NationsBank of Georgia, National Association, as Trustee.

          "OBLIGATIONS" has the meaning assigned to such term in the Collateral Sharing Agreement.

          "OPERATING MATERIAL & SUPPLIES" means "inventory", within the meaning of the Uniform Commercial Code, of the Company or one of its Subsidiaries, as applicable, that constitutes consumables or repair parts used in the production of finished goods of the Company or one of its Subsidiaries.

          "ORIGINAL CREDIT AGREEMENT" has the meaning assigned to such term in the recitals hereto.

          "OTHER TAXES" means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

          "PERFECTION CERTIFICATE" means a certificate in the form of Exhibit F or any other form approved by the Collateral Agent. "PERMITTED ACQUISITION" means any Acquisition by the Company or any of its Subsidiaries if, immediately after giving effect thereto, (a) no Default has occurred and is continuing or would result therefrom, (b) all transactions related thereto are consummated in accordance with applicable laws, (c) all the Equity Interests of each Subsidiary formed for the purpose of or resulting from such Acquisition shall be owned directly by the Company or one of its Subsidiaries and all actions required to be taken with respect to such acquired or newly formed Subsidiary under Sections
5.12 and 5.13 have been taken, (d) the Company and its Subsidiaries are in compliance, on a pro forma basis after giving effect to such acquisition, with the covenants contained in Sections 6.13, 6.14, 6.15 and 6.16 recomputed as of the last day of the most recently ended fiscal quarter of the Company for which financial statements are available, as if such Acquisition (and any related incurrence or repayment of Indebtedness with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms, and assuming that any Revolving Loans borrowed in connection with such Acquisition are repaid with excess cash balances when available) had occurred on the first day of each relevant period for testing such compliance and (e) the Company has delivered a certificate to the Agents to the effect set forth in clauses (a), (b), (c) and (d) above, together with all relevant financial information for the Person or assets to be acquired.

          "PERMITTED DEBT SECURITIES" means unsecured debt securities issued by the Company that (a) mature later than, and do not require any amortization or similar scheduled principal payments prior to, May 31, 2007, and (b) have terms and conditions (other than with respect to interest rates and redemption premiums) no less favorable to the Company and the Lenders than those of the New Senior Notes.

          "PERMITTED ENCUMBRANCES" means:

          (a) Liens imposed by law for Taxes or other governmental charges that are not yet due or are being contested in compliance with Section 5.05;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's and other like Liens imposed by law, and landlord's Liens imposed by contracts, in each case arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.05;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) pledges and deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

          (f) easements, zoning restrictions, rights-of-way, covenants, conditions, restrictions and similar encumbrances (in each case, that are reflected in, or would be reflected in, title reports) on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the continued use of the affected property in the ordinary conduct of business of the Company or any Subsidiary;

          (g) Liens in favor of banks on items in collection (and the documents related thereto) arising in the ordinary course of business of the Company and the Subsidiaries under Article IV of the Uniform Commercial Code;

          (h) Liens arising from Permitted Investments under clause (d) of the definition of the term "Permitted Investments";

          (i) other Liens securing monetary obligations in an aggregate amount not exceeding $25,000,000 at any time; and

          (j)  mortgages or other liens to secure the Hardee County Obligations;

PROVIDED that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

          "PERMITTED INVESTMENTS" means:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

          (e) in the case of any Foreign Subsidiary, (i) marketable direct obligations issued by, or unconditionally guaranteed by, the sovereign nation in which such Foreign Subsidiary is organized and is conducting business or issued by any agency of such sovereign nation and backed by the full faith and credit of such sovereign nation, in each case maturing within one year from the date of acquisition, so long as the indebtedness of such sovereign nation is rated at least A by S&P or A2 by Moody's or carries an equivalent rating from a comparable foreign rating agency or
     (ii) investments of the type and maturity described in clauses (b) through
     (d) above of foreign obligors, which investments or obligors have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies.

          "PERMITTED PLP PURCHASE" means any acquisition or purchase of any Equity Interest in PLP from a Person other than the Company or a Subsidiary for which the only consideration consists of capital stock of the Company.

          "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "PHOSPHATE CAP AMOUNT" has the meaning assigned to such term in the definition of "Phosphate Subsidiary Current Asset Base".

          "PHOSPHATE SUBSIDIARIES" means PLP, Phosphates and their respective subsidiaries.

          "PHOSPHATE SUBSIDIARY CURRENT ASSET BASE" means, as of any date of determination, an amount equal to the sum of (a) the lesser of (i) the total unpaid amount of Indebtedness and other obligations owed by any of PLP and its Subsidiaries (other than Phosphates and its Subsidiaries) to any of the Company and its Subsidiaries (other than Phosphate Subsidiaries) as of such date (the "PLP CAP AMOUNT") and (ii) an amount equal to (A) the sum of (1) 85% of the aggregate amount of Eligible Accounts Receivable of PLP and its Subsidiaries (other than Phosphates and its Subsidiaries) that are Loan Parties as of such date, plus (2) 65% of Eligible Inventory owned by PLP and its Subsidiaries (other than Phosphates and its Subsidiaries) that are Loan Parties as of such date, plus (3) 50% of Eligible Operating Material & Supplies owned by PLP and its Subsidiaries (other than Phosphates and its Subsidiaries) that are Loan Parties as of such date, multiplied by (B) a fraction, the numerator of which is equal to the PLP Cap Amount and the denominator of which is equal to the sum of the PLP Cap Amount plus the aggregate principal amount of outstanding PLP Notes as of such date, and (b) the lesser of (i) the total unpaid amount of Indebtedness and other obligations owed by any of the Phosphate Subsidiaries to any of the Company and its Subsidiaries (other than the Phosphate Subsidiaries) as of such date (the "PHOSPHATES CAP AMOUNT") and (ii) an amount equal to (A) the sum of (1) 85% of the aggregate amount of Eligible Accounts Receivable of Phosphates and its Subsidiaries that are Loan Parties as of such date, plus (2) 65% of Eligible Inventory owned by Phosphates and its Subsidiaries that are Loan Parties as of such date, plus (3) 50% of Eligible Operating Material & Supplies owned by Phosphates and its Subsidiaries that are Loan Parties as of such date, multiplied by (B) a fraction, the numerator of which is equal to the Phosphates Cap Amount and the denominator of which is equal to the sum of the Phosphates Cap Amount plus the aggregate principal amount of outstanding PLP Notes as of such date; PROVIDED that the "Phosphate Subsidiary Current Asset Base" as of any date of determination shall not in any event exceed the Phosphates Cap Amount as of such date; PROVIDED FURTHER that, if PLP becomes a wholly-owned Subsidiary of the Company and the amount of the Guarantees by the Phosphate Subsidiaries under the Guarantee Agreement cease to be limited, then the "Phosphate Subsidiary Current Asset Base" will cease to be limited by the PLP Cap Amount and the Phosphates Cap Amount, with the result that the "Phosphate Subsidiary Current Asset Base" as of any date of determination will be an amount equal to the sum of the amounts determined pursuant to clauses (a)(ii)(A) and (b)(ii)(A) above.

          "PHOSPHATES" means IMC Phosphates Company, a Delaware general partnership.

          "PLAN" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "PLEDGE AGREEMENT" means the Pledge Agreement entered into in connection with the Original Credit Agreement, attached hereto as Exhibit G, among the Loan Parties and the Collateral Agent.

          "PLP" means Phosphate Resource Partners Limited Partnership.

          "PLP CAP AMOUNT" has the meaning assigned to such term in the definition of "Phosphate Subsidiary Current Asset Base".

          "PLP NOTES" means PLP's 7.0% Senior Notes due 2008.

          "PLP PARTNERSHIP AGREEMENT" means the Amended and Restated Agreement of Limited Partnership of Freeport-McMoRan Resource Partners, Limited Partnership (predecessor to Phosphate Resource Partners Limited Partnership) dated as of May 29, 1987, as amended.

          "POLK COUNTY IRBS" means the existing $75,000,000 aggregate principal amount of industrial revenue bonds issued by Polk County Industrial Development Authority under the Indenture of Trust dated as of December 1, 1991, between the Polk County Industrial Development Authority and The Bank of New York, as Trustee.

          "POLK COUNTY SHARING AMOUNT" means, as of any date, (a) the outstanding principal amount of the Polk County IRBs as of such date (excluding the portion thereof that is pledged as Collateral as of such date) or (b) if the Polk County IRBs have been refinanced on or prior to such date, the outstanding principal amount of any refinancing Indebtedness that is or may be entitled to be secured by any of the Collateral.

          "POLK ESCROW" means an escrow account established by the Collateral Agent under the Security Agreement for the purpose of escrowing a portion of the Net Proceeds from the issuance of the New Senior Notes equal to the aggregate principal amount of the Polk

County IRBs that are outstanding as of the Effective Date and are not owned by a Loan Party (plus, if the Polk County IRBs are refinanced, the proceeds of such refinancing received by or on behalf of the Loan Parties in payment of the Polk County IRBs then owned by the Loan Parties), with such escrowed funds to be applied to pay (or purchase, to the extent permitted by Section 5.15) the Polk County IRBs that are not owned by the Loan Parties or, if the Polk County IRBs are refinanced, then (a) first, to repay Revolving Borrowings then outstanding and (b) second, to pay, prepay or repurchase (i) the 7.4% Notes or (ii) to the extent that the sum of the Salt Disposition Escrow and the Polk Escrow exceeds the principal amount of the 7.4% Notes outstanding from time to time, the Company's 6.50% Notes due 2003, the 2005 Senior Notes or obligations under the Existing Synthetic Purchase Agreement, or to prepay B Term Loans (or any combination thereof).

          "POTASH FACILITY" means a revolving credit facility, providing for loans in an aggregate principal amount not to exceed $55,000,000 at any time outstanding, to be entered into among the Second Priority Grantor, as the borrower, IMC USA Holdings Inc., as the guarantor, and the lenders party thereto, the definitive documentation with respect to which shall (a) incorporate terms not in any manner more adverse to the Second Priority Grantor or the Lenders than the terms set forth in Annex A hereto, unless such terms are otherwise reasonably satisfactory to the Administrative Agent and (b) otherwise be reasonably satisfactory in all material respects to the Administrative Agent.

          "PREPAYMENT EVENT" means:

          (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Company or any Subsidiary, other than (i) dispositions described in clauses (a), (b),
     (e), (f) and (g) of Section 6.05, (ii) the Salt Disposition and (iii) other dispositions resulting in aggregate Net Proceeds not exceeding $10,000,000 during any fiscal year of the Company; or

          (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Company or any Subsidiary, but only to the extent that (i) the Net Proceeds therefrom have not been applied or committed by contract to be

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                                                                              39


     applied to repair, restore or replace such property or asset or to acquire real property, equipment or other tangible assets to be used in the business of the Company and its Subsidiaries, in each case within 270 days after such event or (ii) in the case of any such Net Proceeds committed to be so applied (but not yet so applied) as of the date that is 270 days after such event, such Net Proceeds have not been so applied within 360 days after such event; or

          (c) the incurrence by the Company or any Subsidiary of any Indebtedness, including any Permitted Debt Securities permitted under clause (viii) of Section 6.01(a) but excluding any other Indebtedness permitted under Section 6.01(a).

          "PRIME RATE" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective.

          "RECALCULATION EVENT" means (a) any reduction in the maximum amount that any of the Phosphate Subsidiaries could be required to pay under the Guarantee Agreement by reason of a reduction in the amount of Indebtedness and other obligations owed by any of the Phosphate Subsidiaries to the Company or any of its other Subsidiaries, other than reductions that would not reduce the total maximum amount that all the Phosphate Subsidiaries could be required to pay under the Guarantee Agreement (the "PHOSPHATES GUARANTEE LIMIT") to an amount that is $25,000,000 less than the Phosphates Guarantee Limit as of the most recent date as of which the Collateral Value Amount shall have been determined and with respect to which a Collateral Coverage Certificate shall have been delivered to the Administrative Agent, (b) any sale, transfer or disposition of any assets constituting Eligible Accounts Receivable, Eligible Inventory or Eligible Operating Material & Supplies, other than sales, transfers and dispositions (i) of Eligible Inventory or Eligible Operating Material & Supplies in the ordinary course of business or (ii) to another Loan Party that do not result in such assets ceasing to constitute Eligible Accounts Receivable, Eligible Inventory or Eligible Operating Material & Supplies, (c) any sale, transfer or disposition of a Mortgaged Property (it being understood that the sale, transfer or disposition of any equipment located at a

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                                                                              40


Mortgaged Property or the demolition, removal or modification of improvements at such Mortgaged Property shall not be construed to constitute a sale, transfer or disposition for this purpose) or (d) the incurrence of Indebtedness permitted by clause (xiv) of Section 6.01(a) that would reduce the Fixed Asset Base by more than $5,000,000 in the aggregate.

          "REGISTER" has the meaning set forth in Section 9.04.

          "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents, advisors and trustees of such Person and such Person's Affiliates.

          "REQUIRED LENDERS" means, at any time, Lenders having Revolving Exposures, Incremental Revolving Exposures, B Term Loans, Incremental Term Loans and unused Commitments representing more than 50% (or 66 2/3% if (a) there are no B Term Loans or Incremental Term Loans outstanding or any Commitments in effect to make any such Loans at such time and (b) JPMorgan Chase Bank and Goldman Sachs Credit Partners L.P. and their respective Affiliates that are Lenders have Revolving Exposures, Incremental Revolving Exposures and unused Revolving Commitments representing an amount equal to or more than 50% of the sum of the total Revolving Exposures and unused Revolving Commitments at such time) of the sum of the total Revolving Exposures, Incremental Revolving Exposures, outstanding B Term Loans, outstanding Incremental Term Loans and unused Commitments at such time.

          "RESTATEMENT EFFECTIVE DATE" has the meaning assigned to such term in the Amendment and Restatement Agreement.

          "RESTRICTED PAYMENT" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Equity Interests of the Company or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests of the Company or any Subsidiary; PROVIDED that any such payments under

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                                                                              41


the Existing Synthetic Purchase Agreement shall be deemed not to be Restricted Payments.

          "REVOLVING AVAILABILITY PERIOD" means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

          "REVOLVING COMMITMENT" means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Commitments is $210,000,000.

          "REVOLVING EXPOSURE" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time.

          "REVOLVING LENDER" means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

          "REVOLVING LOAN" means a Loan made pursuant to clause (b) of Section 2.01.

          "REVOLVING MATURITY DATE" means (a) May 17, 2006, or (b) if the 2005 Senior Notes Refinancing has not occurred prior to October 15, 2004, then October 15, 2004. For purposes of Section 2.05(c) or any other provision of this Agreement that requires a determination of the Revolving Maturity Date, the Revolving Maturity Date shall be deemed to be October 15, 2004, unless and until the 2005 Senior Notes Refinancing occurs.

          "SALT DISPOSITION" means the sale of stock or assets of IMC Inorganic Chemicals Inc. and its Subsidiaries that comprise all or substantially all of the Salt and Ogden discontinued operations as reflected

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                                                                              42


in the Company's consolidated financial statements for the year ended December 31, 2000. The term "Salt Disposition" shall also include any transaction pursuant to which such stock or assets of IMC Inorganic Chemicals Inc. and its Subsidiaries that comprise all or substantially all of such discontinued operations are transferred to a wholly owned Subsidiary and, subsequently, (i) the shares of such Subsidiary are sold or (ii) such Subsidiary is merged into or consolidated with any other Person, or such Person is merged into or consolidated with such Subsidiary, PROVIDED that such merger (A) results in such Subsidiary ceasing to be a Subsidiary and (B) is treated as a sale of such Subsidiary for the purposes of Section 6.05.

          "SALT DISPOSITION ESCROW" means an escrow account established by the Collateral Agent under the Security Agreement for the purpose of escrowing up to $312,000,000 of Net Proceeds from the Salt Disposition in accordance with
Section 2.11(f) to be applied to redeem or repay the 7.4% Notes (to the extent outstanding) and (to the extent of any Net Proceeds deposited in such escrow account in excess of the outstanding principal amount of the 7.4% Notes on the date of deposit) to repay the Company's 6.50% Notes due 2003, 6.55% Notes due 2005 or 7.625% Notes due 2005 (or any combination thereof) then outstanding; PROVIDED that the amount of the deposit, if any, remaining in such escrow account after the redemption or repurchase of the outstanding notes as described in this definition shall be distributed in accordance with clauses (iv) and (v) of Section 2.11(f).

          "S&P" means Standard & Poor's.

          "SEARLES FACILITY" means the stock or assets comprising all or part of the domestic Chemicals discontinued operations as reflected in the Company's consolidated financial statements for the year ended December 31, 2000, but excluding Chemicals' bicarbonate business and the Subsidiaries that conduct such business.

          "SECOND PRIORITY COLLATERAL" has the meaning assigned to such term in the Security Agreement.

          "SECOND PRIORITY GRANTOR" has the meaning assigned to such term in the Security Agreement.

          "SECURED LEVERAGE RATIO" means, as of the last day of any fiscal quarter, the ratio of (a) the sum of the outstanding principal amount of the Loans as of such date and the Polk County Sharing Amount as of such date,

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                                                                              43


to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company ended on such date.

          "SECURITY AGREEMENT" means the Security Agreement entered into in connection with the Original Credit Agreement (as amended and restated on the Restatement Effective Date), attached hereto as Exhibit H, among the Loan Parties and the Collateral Agent.

          "SECURITY DOCUMENTS" means the Collateral Sharing Agreement, the Security Agreement, the Pledge Agreement, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to
Section 5.12 or 5.13 to secure any of the Obligations.

          "7.4% NOTES" means the Company's 7.4% Notes due 2002.

          "6.625% NOTES" means the Company's 6.625% Senior Notes due October 15, 2001.

          "6.625% NOTES TENDER OFFER" means the tender offer by the Company for the 6.625% Notes.

          "STATUTORY RESERVE RATE" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and
(b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

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                                                                              44


          "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "SUBSIDIARY" means any subsidiary of the Company.

          "SUBSIDIARY BORROWER ELECTION" means an agreement executed by the Company and a Subsidiary, and delivered to and acknowledged by the Administrative Agent, pursuant to which the Company designates such Subsidiary to be, and such Subsidiary agrees to be, a Borrowing Subsidiary hereunder, in accordance with Section 2.21. Each Subsidiary Borrower Election shall be in a form reasonably satisfactory to the Administrative Agent.

          "SUBSIDIARY BORROWER TERMINATION" means a notice executed by the Company and delivered to the Administrative Agent terminating a Subsidiary's status as a Borrowing Subsidiary hereunder in accordance with Section 2.21.

          "SUBSIDIARY LOAN PARTY" means any Borrowing Subsidiary, any Foreign Loan Party and any other Domestic Subsidiary that is not an Excluded Subsidiary.

          "SWINGLINE EXPOSURE" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

          "SWINGLINE LENDER" means JPMorgan Chase Bank, in its capacity as lender of Swingline Loans hereunder.

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                                                                              45


          "SWINGLINE LOAN" means a Loan made pursuant to Section 2.04.

          "SYNDICATION AGENT" means Goldman Sachs Credit Partners L.P., in its capacity as syndication agent hereunder.

          "SYNTHETIC PURCHASE AGREEMENT" means any agreement pursuant to which the Company or a Subsidiary is or may become obligated to make (a) any payment in connection with the purchase by any third party from a Person other than the Company or a Subsidiary of any Equity Interest in or Indebtedness of the Company or any Subsidiary or (b) any payment (other than on account of a permitted purchase by it of any Equity Interest in or Indebtedness of the Company or any Subsidiary) the amount of which is determined by reference to the price or value at any time of any Equity Interest in or Indebtedness of the Company or any Subsidiary; PROVIDED that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of the Company or the Subsidiaries (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

          "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "TENDER ESCROW" means an escrow account established by the Collateral Agent under the Security Agreement for the purpose of escrowing funds to finance the 6.625% Notes Tender Offer or to repay the 6.625% Notes at maturity.

          "TERM LOAN B COMMITMENT" means, with respect to each Lender, the commitment, if any, of such Lender to make a B Term Loan pursuant to clause (a) of Section 2.01 of the Original Credit Agreement.

          "TERM LOAN LENDER" means a Lender with a Term Loan B Commitment or an outstanding B Term Loan.

          "TERM LOAN MATURITY DATE" means (a) November 17, 2006, or (b) if the 2005 Senior Notes Refinancing has not occurred prior to October 15, 2004, then October 15, 2004.

          "TERM LOAN PREPAYMENT DATE" has the meaning assigned to such term in
Section 2.11(f).

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                                                                              46


          "TERMINATION EVENT" shall mean the earlier to occur of (a) the entering into by the Required Lenders of a written agreement to terminate the limitations set forth in Section 2.22(a) and (b) the issuance by the Company, in one or more offerings, of common stock, preferred stock or other preferred Equity Interests issued in accordance with Section 6.01(b) such that the aggregate Net Proceeds of such offering or offerings after the Restatement Effective Date equals or exceeds $115,000,000.

          "THREE-MONTH SECONDARY CD RATE" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

          "TOTAL INDEBTEDNESS" means, as of any date, the excess of (a) the aggregate principal amount of Indebtedness of the Company and the Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, minus (b) the sum of (i) the amount of funds on deposit in the Polk Escrow, the Tender Escrow, the Salt Disposition Escrow, the Argus Lease Escrow, the B Term Loan Escrow and the Excess Salt Disposition Escrow as of such date plus (ii) the amount of other cash and cash equivalents (not exceeding $60,000,000) of the Company and its Subsidiaries that is not subject to any Lien (other than Liens securing Indebtedness included in clause (a) above) and that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP; PROVIDED that outstanding Polk County IRBs owned by any Loan Party shall be excluded in determining "Total Indebtedness" even if such Polk County IRBs would be reflected as Indebtedness on a balance sheet prepared on a consolidated basis in accordance with GAAP;

PROVIDED FURTHER that the amount of funds on deposit in the Excess Salt Disposition Escrow, the Argus Lease Escrow and the B Term Loan Escrow shall not be deducted in determining "Total Indebtedness" for purposes of determining the Applicable Rate.

          "TRANSACTIONS" means (a) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder and (b) the execution, delivery and performance by the Company of the New Senior Notes Indentures, the issuance of the New Senior Notes and the use of the proceeds thereof.

          "TRANSPORTATION JOINT VENTURE" means the joint venture to be entered into by the Company for the acquisition and operation of certain transportation assets and services related to raw materials used in the Company's business.

          "2005 SENIOR NOTES" means the Company's 7.625% Senior Notes due 2005 and 6.55% Senior Notes due 2005.

          "2005 SENIOR NOTES REFINANCING" means the refinancing and repayment in full of all the 2005 Senior Notes by the Company with the proceeds from the issuance by the Company of Permitted Debt Securities.

          "TYPE", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

          "WASTE LANDFILL" means the Bulera landfill and/or the Canova brinefield that are part of the Chemicals discontinued operations as reflected in the Company's consolidated financial statements for the year ended December 31, 2000.

          "WHITE RIVER AGREEMENT" means the Asset Purchase Agreement dated as of January 9, 2003, among Natural Soda AALA, Inc., Ameralia, Inc., White River Nahcolite Minerals Ltd Liability Co. and the Company.

          "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

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                                                                              48


          SECTION 1.02. CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Class (E.G., a "Revolving Loan") or by Type (E.G., a "Eurodollar Loan") or by Class and Type (E.G., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (E.G., a "Revolving Borrowing") or by Type (E.G., a "Eurodollar Borrowing") or by Class and Type (E.G., a "Eurodollar Revolving Borrowing").

          SECTION 1.03. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          SECTION 1.04. ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.


                                   ARTICLE II

                                  THE CREDITS

          SECTION 2.01. COMMITMENTS. Subject to the terms and conditions set forth herein, each Lender agrees (a) to make a B Term Loan to the Company on the Effective Date in a principal amount not exceeding its Term Loan B Commitment and (b) to make Revolving Loans to any Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Exposure exceeding such Lender's Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans. Amounts repaid in respect of B Term Loans may not be reborrowed. All B Term Loans and Revolving Loans outstanding under the Current Credit Agreement on the Restatement Effective Date shall remain outstanding hereunder on the terms set forth herein.

          SECTION 2.02. LOANS AND BORROWINGS. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; PROVIDED that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

          (b) Subject to Section 2.14, each Revolving Borrowing and B Term Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the applicable Borrower may request in accordance herewith; PROVIDED that all Borrowings made on the Effective Date must be made as ABR Borrowings. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign

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                                                                              50


branch or Affiliate of such Lender to make such Loan; PROVIDED that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Loan in accordance with the terms of this Agreement.

          (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; PROVIDED that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $500,000. Borrowings of more than one Type and Class may be outstanding at the same time; PROVIDED that there shall not at any time be more than a total of 15 Eurodollar Borrowings outstanding.

          (d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date or Term Loan Maturity Date, as applicable.

          SECTION2.03. REQUESTS FOR BORROWINGS. To request a Revolving Borrowing or B Term Borrowing, a Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing; PROVIDED that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the relevant Borrower. Each such telephonic and written Borrowing Request shall specify

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                                                                              51


the following information in compliance with Section 2.02:

          (i) whether the requested Borrowing is to be a Revolving Borrowing or a B Term Borrowing;

         (ii)  the aggregate amount of such Borrowing;

        (iii)  the date of such Borrowing, which shall be a Business Day;

         (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

          (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

         (vi) the location and number of the relevant Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

          SECTION 2.04. SWINGLINE LOANS. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to any Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in
(i) the aggregate principal amount of outstanding Swingline Loans exceeding $10,000,000 or (ii) the sum of the total Revolving Exposures exceeding the total Revolving Commitments; PROVIDED that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans.

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          (b)  To request a Swingline Loan, a Borrower shall notify the
Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from a Borrower. The Swingline Lender shall make each Swingline Loan available to the relevant Borrower by means of a credit to the general deposit account of such Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the relevant Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

          (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon, New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, MUTATIS MUTANDIS, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving

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                                                                              53


Lenders. The Administrative Agent shall notify the relevant Borrower or Borrowers of any participations in any Swingline Loans acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loans shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from a Borrower (or other party on behalf of a Borrower) in respect of a Swingline Loan of such Borrower after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve a Borrower of any default in the payment thereof.

          SECTION 2.05. LETTERS OF CREDIT. (a) GENERAL. Subject to the terms and conditions set forth herein, any Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the relevant Issuing Bank, at any time and from time to time during the Revolving Availability Period and prior to the date that is five Business Days prior to the Revolving Maturity Date. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by a Borrower to, or entered into by a Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

          (b) NOTICE OF ISSUANCE, AMENDMENT, RENEWAL, EXTENSION; CERTAIN CONDITIONS. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), a Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the relevant Issuing Bank) to the relevant Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with

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paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by such Issuing Bank, such Borrower also shall submit a letter of credit application on such Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit such Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $100,000,000 and (ii) the total Revolving Exposures shall not exceed the total Revolving Commitments.

          (c) EXPIRATION DATE. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date.

          (d) PARTICIPATIONS. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the relevant Issuing Bank or the Lenders, the Issuing Bank in respect of such Letter of Credit hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the relevant Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to such Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that

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                                                                              55


each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e) REIMBURSEMENT. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the relevant Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if such Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by such Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that such Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that such Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; PROVIDED that, if such LC Disbursement is not less than $500,000, such Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section
2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, such Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If such Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from such Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from such Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, MUTATIS MUTANDIS, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the relevant Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from such Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to such Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this

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                                                                              56


paragraph to reimburse such Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve such Borrower of its obligation to reimburse such LC Disbursement.

          (f) OBLIGATIONS ABSOLUTE. A Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, such Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the relevant Issuing Bank; PROVIDED that the foregoing shall not be construed to excuse the relevant Issuing Bank from liability to the relevant Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by such Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by such Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence

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                                                                              57


or wilful misconduct on the part of the relevant Issuing Bank, such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the relevant Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g) DISBURSEMENT PROCEDURES. The relevant Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the relevant Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; PROVIDED that any failure to give or delay in giving such notice shall not relieve such Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

          (h) INTERIM INTEREST. If an Issuing Bank shall make any LC Disbursement, then, unless the relevant Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; PROVIDED that, if the relevant Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the relevant Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

          (i) REPLACEMENT OF AN ISSUING BANK. An Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced

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                                                                              58


Issuing Bank and the successor Issuing Bank (if any, it being understood that a successor Issuing Bank shall not be required if there is more than one Issuing Bank at the time). The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) if there is a successor Issuing Bank, the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (j) CASH COLLATERALIZATION. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; PROVIDED that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or (i) of Article VII. Each such deposit pursuant to this paragraph or Section 2.11(b) shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which

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                                                                              59


investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers' risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrowers under this Agreement. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the relevant Borrowers within three Business Days after all Events of Default have been cured or waived. If the Borrowers are required to provide an amount of cash collateral hereunder pursuant to Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to the relevant Borrowers as and to the extent that, after giving effect to such return, the Borrowers would remain in compliance with Section 2.11(b) and no Default shall have occurred and be continuing.

          SECTION 2.06. FUNDING OF BORROWINGS. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; PROVIDED that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower maintained with the Administrative Agent in New York City and designated by such Borrower in the applicable Borrowing Request; PROVIDED that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such

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Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

          SECTION 2.07. INTEREST ELECTIONS. (a) Each Revolving Borrowing and B Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower, in the case of a Revolving Borrowing, or the Company, in the case of a B Term Borrowing, may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. Such Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

          (b) To make an election pursuant to this Section, the relevant Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or

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                                                                              61

telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by such Borrower.

          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

         (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

        (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

         (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the relevant Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no

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                                                                              62


outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

          SECTION 2.08. TERMINATION AND REDUCTION OF COMMITMENTS. (a) Unless previously terminated, the Revolving Commitments shall terminate on the Revolving Maturity Date.

          (b) The Company may at any time terminate, or from time to time reduce, the Revolving Commitments; PROVIDED that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Company shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the sum of the Revolving Exposures would exceed the total Revolving Commitments.

          (c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; PROVIDED that a notice of termination of the Revolving Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Revolving Commitments shall be made ratably among the Revolving Lenders in accordance with their respective Revolving Commitments.

          (d) The parties hereto acknowledge that the Term Loan B Commitments have terminated.

          SECTION 2.09. REPAYMENT OF LOANS; EVIDENCE OF DEBT. (a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each

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                                                                              63


Revolving Loan owed by such Borrower to such Lender on the Revolving Maturity Date, (ii) in the case of the Company, to the Administrative Agent for the account of each Lender the then unpaid principal amount of each B Term Loan of such Lender as provided in Section 2.10 and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan owed by such Borrower on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; PROVIDED that on each date that a Revolving Borrowing is made by a Borrower, such Borrower shall repay all Swingline Loans of such Borrower that were outstanding on the date such Borrowing was requested.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof, the Borrower in respect thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d)  The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of each Borrower to repay its Loans in accordance with the terms of this Agreement.

          (e) Any Lender may request that Loans of any Class made by it to any Borrower be evidenced by a promissory note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by

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                                                                              64


such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          SECTION 2.10. AMORTIZATION OF B TERM LOANS. (a) Subject to adjustment pursuant to paragraph (c) of this Section, the Company shall repay B Term Borrowings (i) on March 31, June 30, September 30 and December 31 of each year prior to the Term Loan Maturity Date, commencing on September 30, 2001, in an aggregate principal amount equal to $725,000, and (ii) on the Term Loan Maturity Date, in an aggregate principal amount equal to $274,775,000.

          (b) To the extent not previously paid, all B Term Loans shall be due and payable on the Term Loan Maturity Date.

          (c) Any prepayment of a B Term Borrowing shall be applied to reduce the subsequent scheduled repayments of the B Term Borrowings to be made pursuant to this Section ratably.

          (d) Prior to any repayment of any B Term Borrowings hereunder, the Company shall select the B Term Borrowing or B Term Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of B Term Borrowings shall be accompanied by accrued interest on the amount repaid.

          SECTION 2.11. PREPAYMENT OF LOANS. (a) Each Borrower shall have the right at any time and from time to time to prepay any of its Borrowings in whole or in part, subject to the requirements of this Section.

          (b) In the event and on each occasion that the sum of the Revolving Exposures exceeds the total Revolving Commitments, the Borrowers shall prepay Revolving Borrowings or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j)) in an aggregate amount equal to such excess.

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          (c)  In the event and on each occasion that any Net Proceeds are received by or on behalf of the Company or any Subsidiary in respect of any Prepayment Event or the Salt Disposition, the Company shall, within three Business Days after such Net Proceeds are received, prepay Borrowings (or, in the case of Revolving Borrowings, cause such Borrowings to be prepaid) in an aggregate amount equal to such Net Proceeds (or, in the case of the Salt Disposition, as provided in paragraph (f) of this Section) in the manner specified in paragraphs (d), (e) and (f) of this Section; PROVIDED that, in the case of any event described in clause (a) of the definition of the term Prepayment Event, if the Company shall deliver to the Administrative Agent a certificate signed on behalf of the Company by a Financial Officer to the effect that the Company and its Subsidiaries intend to apply (or enter into contractual commitments to apply) the Net Proceeds from such event (or a portion thereof specified in such certificate), within 270 days after receipt of such Net Proceeds (and, in the case of any such contractual commitments, to apply such Net Proceeds within 360 days after receipt of such Net Proceeds), to acquire real property, equipment or other tangible assets to be used in the business of the Company and its Subsidiaries, and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds in respect of such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except (i) to the extent of any such Net Proceeds therefrom that have not been so applied (or so committed to be applied) by the end of such 270-day period, at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied (or so committed to be applied) and (ii) in the case of any such Net Proceeds therefrom that, as of the end of such 270-day period, have been so committed to be so applied but have not yet been so applied, to the extent such Net Proceeds have not been so applied within 360 days after receipt of such Net Proceeds, at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied. Notwithstanding the foregoing, if (A) any event occurs that constitutes a "Prepayment Event" (or would constitute a "Prepayment Event" except by reason of any of the exclusions set forth in the definition of the term "Prepayment Event"), (B) the Company or any Loan Party would be required to prepay, redeem or repurchase (or offer to prepay, redeem or repurchase) any New Senior Notes or other Material Indebtedness as a result of such event (a "PREPAYMENT REQUIREMENT") and (C) the Prepayment

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Requirement would be avoided or reduced if Borrowings were prepaid, then, as and to the extent necessary to avoid or reduce the Prepayment Requirement, the Company shall cause Borrowings to be prepaid immediately prior to the expiry of any period that, if Borrowings are prepaid during such period, the Prepayment Requirement would be so avoided or reduced.

          (d) Prior to any optional or mandatory prepayment of Borrowings hereunder, the relevant Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (e) of this Section; PROVIDED that (i) in the event of any mandatory prepayment in respect of a Prepayment Event made at a time when any B Term Borrowing is outstanding, such selection shall be made so that such prepayments are applied to prepay B Term Borrowings before any Revolving Borrowings are prepaid, (ii) in the event of any mandatory prepayment in respect of the Salt Disposition, such selection shall be made in compliance with paragraph (f) of this Section and (iii) any mandatory prepayment of Revolving Borrowings required by this Section shall not be construed to require a reduction of Revolving Commitments.

          (e) The applicable Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; PROVIDED that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section
2.08. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial

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prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

          (f) If the Salt Disposition occurs, the Net Proceeds therefrom will be applied as follows:

          (i)  first, to prepay Revolving Borrowings then outstanding;

         (ii) second, to prepay B Term Borrowings then outstanding to the extent of the excess, if any, of (A) the sum of the aggregate principal amount of B Term Borrowings then outstanding plus the aggregate principal amount of Polk County IRBs then outstanding plus the total Revolving Commitments then in effect minus (B) the Collateral Coverage Amount at the time (calculated after excluding from the Collateral Coverage Amount any assets included therein that have been sold or otherwise disposed of);

        (iii) third, remaining Net Proceeds up to the amount of $312,000,000 shall be deposited in the Salt Disposition Escrow;

         (iv) fourth, to prepay outstanding B Term Borrowings, subject to paragraph (g) below; and

          (v) fifth, any remaining Net Proceeds shall be available to the Company.

          Notwithstanding anything contained herein to the contrary, all Net Proceeds from the Salt Disposition that are available to be applied to prepay outstanding B Term Borrowings in accordance with clause (iv) of this paragraph
(f) shall (a) within three Business Days following the consummation of the Salt Disposition, be deposited in the B Term Loan Escrow for a period not to exceed 30 days and (b) on or prior to the end of such 30-day period, be applied to prepay outstanding B Term Borrowings, subject to paragraph (g) below (the date on which such prepayment is made shall be referred to as the "TERM LOAN PREPAYMENT DATE"). Following such application, any proceeds remaining in the B Term Loan Escrow shall be released from the B Term Loan Escrow and

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shall be available to the Company in accordance with clause (v) of this paragraph (f).

          In addition, following the Salt Disposition, the Company may, at its option, deposit in the Excess Salt Disposition Escrow all or any portion of the Net Proceeds made available to the Company in accordance with clause (v) of this paragraph (f); PROVIDED that all such funds to be deposited in the Excess Salt Disposition Escrow shall be deposited in such escrow account no later than the Term Loan Prepayment Date.

          (g) Any Term Loan Lender may elect to decline all or any portion of prepayment of such Lender's B Term Loans required to be made pursuant to clause
(iv) of paragraph (f) above. Such election shall be made by notice to the Administrative Agent by telephone (confirmed by telecopy) at least one Business Day prior to the prepayment date. The aggregate amount of the prepayment that would have been applied to prepay any such B Term Loan that is so declined shall be available to the Company.

          (h) In the event of any optional or mandatory prepayment of any B Term Borrowing hereunder within two years after the Effective Date, the Company shall on the date of such prepayment pay to the Administrative Agent for the account of each B Term Loan Lender a prepayment premium equal to (i) if such prepayment occurs within one year after the Effective Date, 2.0% of the principal amount of the B Term Loans of such Term Loan Lender so prepaid or (ii) if such prepayment occurs thereafter but within two years after the Effective Date, 1.0% of the principal amount of the B Term Loans of such Term Loan Lender so prepaid; PROVIDED that no such prepayment premium shall be required in respect of any prepayment of B Term Borrowings pursuant to paragraph (f) of this Section.

          SECTION 2.12. FEES. (a) The Company agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of the Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment terminates; provided that a Defaulting Lender will not be entitled to receive such fee for any period that it is a Defaulting Lender. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the

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                                                                              69


Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

          (b) The Company agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate as interest on Eurodollar Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure; PROVIDED that a Defaulting Lender shall not be entitled to receive such fee for any period that it is a Defaulting Lender, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Company and such Issuing Bank on the average daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit issued by it or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; PROVIDED that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of

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360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c) The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

          (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

          SECTION 2.13. Interest . (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

          (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

          (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

          (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; PROVIDED that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in

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                                                                              71


the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

          (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.14. ALTERNATE RATE OF INTEREST. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

          (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

          Each Lender shall give notice to the Administrative Agent by telephone or telecopy as promptly as practicable after determining that the circumstances referred to in paragraph (b) above applicable to such Lender no longer exist, and the Administrative Agent

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                                                                              72


shall give notice to the Company and the Lenders by telephone or telecopy as promptly as practicable after the Administrative Agent determines (which determination shall be conclusive absent manifest error) that the circumstances giving rise to any notice given by the Administrative Agent pursuant to the preceding sentence no longer exist.

          SECTION 2.15.  INCREASED COSTS.  (a)  If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank; or

         (ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then the relevant Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank (without duplication of any amounts paid to such Lender pursuant to Section 2.17), as the case may be, for such additional costs incurred or reduction suffered.

          (b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or such Issuing Bank's capital or on the capital of such Lender's or such Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such Issuing Bank's policies and the policies of such Lender's or such Issuing Bank's holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company for any such reduction suffered.

          (c) A certificate of a Lender or an Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The relevant Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

          (d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or such Issuing Bank's right to demand such compensation; PROVIDED that the relevant Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender's or such Issuing Bank's intention to claim compensation therefor; PROVIDED FURTHER that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

          SECTION 2.16. BREAK FUNDING PAYMENTS. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or B Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(e) and is revoked in accordance

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                                                                              74


therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.19, then, in any such event, the relevant Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error. The relevant Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; PROVIDED that the Borrower shall not be required to compensate a Lender pursuant to this Section for any loss, cost or expense incurred more than 180 days prior to the date that such Lender notifies the Company of the loss, cost or expense and of such Lender's intention to claim` compensation therefor.

          SECTION2.17. TAXES. (a) Any and all payments by or on account of any obligation of any Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; PROVIDED that if any Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agent, Lender or Issuing Bank (as the case may be)

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                                                                              75


receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The relevant Borrower shall indemnify each Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of any Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section but excluding Indemnified Taxes or Other Taxes to the extent resulted from the gross negligence, bad faith or wilful misconduct of the Agents, such Lender or the Issuing Banks, as applicable) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate in reasonable detail as to the amount of such payment or liability delivered to the Company by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the applicable Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by

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                                                                              76


applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate, provided that such Foreign Lender has received written notice from the Company advising it of the availability of such exemption or reduction and supplying all applicable documentation.

          (f) If the Administrative Agent or any Lender, as the case may be, determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes (a "TAX REFUND"), which in the reasonable good faith judgment of the Administrative Agent or such Lender, as the case may be, is allocable to Taxes paid by the Borrower, it shall promptly pay such Tax Refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund) plus any interest payable thereon by the relevant Governmental Authority with respect to such refund, net of all out-of-pocket expenses of the Administrative Agent or such Lender incurred in obtaining such Tax Refund; PROVIDED, HOWEVER, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) if the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Nothing contained in this Section 2.17(f) shall require the Administrative Agent or any Lender to make available its tax returns (or any other information) to the Borrower or any other Person.

          SECTION 2.18. PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SETOFFS. (a) Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15,
2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, New York City time), on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the

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                                                                              77


Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to an Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

          (c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, B Term Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, B Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, B Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, B Term Loans and participations in LC Disbursements and Swingline Loans;

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PROVIDED that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to any Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

          (d) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent from such Borrower for the account of the Lenders or an Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due. In such event, if the relevant Borrower has not in fact made such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.18(d) or 9.03(c),
then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative

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Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          SECTION 2.19. MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS. (a) If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to file any certificate or document reasonably requested by the Company or to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such filing, designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing, designation or assignment.

          (b) If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligations to fund Loans hereunder, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) the Company shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Banks and Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) in the case of any such

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assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

          SECTION 2.20. INCREMENTAL FACILITIES. The Company may at any time, by notice to the Agents (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request the addition of new credit facilities (the "INCREMENTAL FACILITIES") consisting of a new tranche of term loans (the "INCREMENTAL TERM LOANS") or a new tranche of revolving loans (the "INCREMENTAL REVOLVING LOANS") or a combination thereof; PROVIDED that both at the time of any such request and upon the effectiveness of the Incremental Facility Amendment referred to below, no Default shall exist and at the time that any such Incremental Term Loans or Incremental Revolving Loans, as the case may be, are made (and after giving effect thereto) no Default shall exist and the Company shall be in compliance with Sections 6.14 and 6.15, determined on a pro forma basis as if such Incremental Term Loans or Incremental Revolving Loans, as the case may be, had been outstanding on the last day of the most recent fiscal quarter for testing compliance therewith. The Incremental Facilities (i) shall be in an aggregate principal amount not exceeding (in the aggregate) $100,000,000 and shall be effected as Incremental Term Loans or Incremental Revolving Loans (except that not more than $50,000,000 of the Incremental Facilities will be Incremental Revolving Loans), (ii) shall rank PARI PASSU in right of payment and of security with the Revolving Loans and the B Term Loans,
(iii) that are effected as Incremental Term Loans shall not mature earlier than the Term Loan Maturity Date (but may, subject to clause (iv) below, have amortization and commitment reductions prior to such date), (iv) that are effected as Incremental Term Loans shall not have a weighted average life that is shorter than that of the B Term Loans, (v) that are effected as Incremental Revolving Loans shall mature on the Revolving Loan Maturity Date, (vi) shall not accrue interest at a rate or rates in excess of the interest rates applicable to the B Term Loans, in the case of Incremental Term Loans, or the Revolving Loans, in the case of the Incremental Revolving Loans, and (vii) except as set forth above,

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shall be treated substantially the same as (and in any event no more favorably than) the B Term Loans (in each case, including with respect to mandatory and voluntary prepayments), in the case of Incremental Term Loans, or the Revolving Loans, in the case of the Incremental Revolving Loans; PROVIDED that (a) the terms and conditions applicable to Incremental Term Loans maturing after the Term Loan Maturity Date may provide for material additional or different financial or other covenants applicable only during periods after the Term Loan Maturity Date and (b) subject to clause (vi) above, the Incremental Facilities may be priced differently than the B Term Loans and the Revolving Loans. Such notice shall set forth the requested amount of Incremental Term Loans or Incremental Revolving Loans, as the case may be. In the event that existing Lenders provide commitments in an aggregate amount less than the total amount of the Incremental Term Loans or Incremental Revolving Loans, as the case may be, requested by the Company (but the Company shall not have any obligation to request any Lender to provide any amount of the Incremental Term Loans or Incremental Revolving Loans, as the case may be), the Company may arrange for one or more banks or other financial institutions (any such bank or other financial institution being called an "ADDITIONAL LENDER") to extend commitments to provide Incremental Term Loans or Incremental Revolving Loans, as the case may be, in an aggregate amount equal to the unsubscribed amount. Commitments in respect of Incremental Term Loans or Incremental Revolving Loans, as the case may be, shall become Commitments under this Agreement pursuant to an amendment (an "INCREMENTAL FACILITY AMENDMENT") to this Agreement and, as appropriate, the other Loan Documents, executed by the Company, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Agents. The Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Agents, to effect the provisions of this Section. The effectiveness of any Incremental Facility Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.01 (it being understood that all references to "the date of such Borrowing" in such Section 4.01 shall be deemed to refer to the effective date of such Incremental Facility Amendment). No Lender shall be obligated to provide any Incremental Term Loans or Incremental Revolving Loans, as the case may be, unless it so agrees.

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          SECTION 2.21.  BORROWING SUBSIDIARIES.  The Company may from time to time designate any Subsidiary (other than (i) a Foreign Subsidiary that is not a Foreign Loan Party or (ii) an Excluded Subsidiary) to be a Borrowing Subsidiary hereunder by delivering to the Administrative Agent a Subsidiary Borrower Election with respect to such Subsidiary. The eligibility of any Borrowing Subsidiary to borrow or to have Letters of Credit issued for its account hereunder shall terminate when the Administrative Agent receives a Subsidiary Borrower Termination with respect to such Subsidiary. Each Subsidiary Borrower Election delivered to the Administrative Agent shall be duly executed on behalf of the relevant Subsidiary and the Company, and each Subsidiary Borrower Termination delivered to the Administrative Agent shall be duly executed on behalf of the Company. The delivery of a Subsidiary Borrower Termination shall not affect any obligation of the relevant Subsidiary theretofore incurred in its capacity as a Borrower, and such Subsidiary shall continue to constitute a Borrowing Subsidiary for all purposes hereof (other than the right to borrow Loans or to have Letters of Credit issued for its account) until all its obligations hereunder as a Borrower have been discharged and paid in full. The Administrative Agent shall promptly give notice to the Lenders and the Issuing Banks of its receipt of any Subsidiary Borrower Election or Subsidiary Borrower Termination.

          SECTION 2.22. LIMITATION OF REVOLVING EXPOSURE. (a) During the period immediately following the effective date of the Potash Facility and prior to the occurrence of a Termination Event (such period, the "LIMITATION PERIOD"), the Lenders and the Issuing Bank shall not be required to make any Revolving Loan or Swingline Loan to, or issue any Letter of Credit for the account of, any Borrower if, upon making such Revolving Loan or Swingline Loan, or issuing such Letter of Credit, the aggregate Revolving Exposure of the Lenders would exceed $185,000,000 (the "EXPOSURE LIMIT"). Notwithstanding the restriction set forth in the immediately preceding sentence, commitment fees payable by the Company pursuant to Section 2.12 shall continue to accrue and be payable on the Revolving Commitments.

          (b) In the event that, at any time during the Limitation Period, the Company reduces the Revolving Commitments in accordance with Section 2.08, the Exposure Limit shall be reduced simultaneously by an amount equal to the amount by which the Revolving Commitments have been so reduced.


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                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          The Company represents and warrants to the Lenders that:

          SECTION 3.01. ORGANIZATION; POWERS. Each of the Company and its Subsidiaries (other than any Excluded Subsidiaries) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          SECTION 3.02. AUTHORIZATION; ENFORCEABILITY. The Transactions to be entered into by each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by each of the Borrowers and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          SECTION 3.03.  GOVERNMENTAL APPROVALS; NO CONFLICTS.  The Transactions
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created under the Loan Documents and (iii) other consents, approvals, registrations and filings the failure to obtain which could not reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect, (b) will not violate in any material respect any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrowers or any of their Subsidiaries or any order of

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any Governmental Authority, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the Company or any of the Subsidiaries or their assets (except for the Existing Defaults), or give rise to a right thereunder (other than in respect of the Existing Defaults) to require any payment to be made by the Company or any of the Subsidiaries, and (d) will not result in the creation or imposition of (or any requirement to create or impose) any Lien on any asset of the Company or any of the Subsidiaries, except Liens created under the Loan Documents.

          SECTION 3.04. FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE. (a) The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2000, reported on by Ernst & Young LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2001, certified on behalf of the Company by a Financial Officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause
(ii) above.

          (b) Except as disclosed in the financial statements referred to above or the notes thereto or the Information Memorandum and except for the Disclosed Matters, none of the Company or its Subsidiaries has, as of the Effective Date, any material contingent liabilities or material unrealized losses.

          (c) Since December 31, 2000, there has been no material adverse change in the business, assets, operations or financial condition of the Company and the Subsidiaries, taken as a whole.

          SECTION 3.05. PROPERTIES. (a) Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

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                                                                              85


          (b) Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          (c) Schedule 3.05 sets forth the address of each real property that is owned or leased by any Loan Party as of the Effective Date at which Collateral with an aggregate book value exceeding $5,000,000 is located.

          (d) As of the Effective Date, neither the Company nor any of its Subsidiaries has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Neither any Mortgaged Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein.

          SECTION 3.06. LITIGATION AND ENVIRONMENTAL MATTERS. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

          (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) there are no pending, or to the knowledge of the Company, threatened claims, actions, suits, proceedings or investigations arising under Environmental Laws ("ENVIRONMENTAL CLAIMS") against or affecting the Company or any Subsidiary, and (iii) to the knowledge of the Company, there are no facts, circumstances or conditions which could reasonably

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be expected to form the basis for an Environmental Claim against the Company or any Subsidiary.

          SECTION 3.07. COMPLIANCE WITH LAWS AND AGREEMENTS. Each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except for the Existing Defaults and Disclosed Matters and except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect or where the necessity of compliance therewith is being contested in good faith by appropriate proceedings and the failure to comply therewith pending such contest could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

          SECTION 3.08. INVESTMENT AND HOLDING COMPANY STATUS. Neither the Company nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 3.09. TAXES. Each of the Company and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of calculating the Company's financial statements) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $80,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on

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the assumptions used for purposes of calculating the Company's financial statements) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $125,000,000 the fair market value of the assets of all such underfunded Plans. The Company has no contingent liability with respect to post-retirement benefits provided by the Company or any of its Subsidiaries, other than (i) a liability for the continuation of coverage described in Part 6 of Subtitle B of Title I of ERISA and (ii) liabilities which will not, individually or in the aggregate, exceed $350,000,000. Neither the Company nor any of its Subsidiaries could reasonably be expected to incur a Withdrawal Liability in excess of $20,000,000.

          SECTION 3.11. DISCLOSURE. Neither the Information Memorandum nor the offering circular dated May 8, 2001, with respect to the offering of the New Senior Notes nor any of the other reports, financial statements, certificates and other written information furnished by or on behalf of any Loan Party to any Agent or to the initial Lenders in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) on or prior to the Effective Date, when taken as a whole, nor any of the reports, financial statements, certificates and other information required to be furnished pursuant to Article V hereof after the Effective Date, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that the projected financial information is subject to significant uncertainties and contingencies, many of which are beyond the Company's control, that the Company gives no assurance such projections will be realized and that actual results may differ from those in the projected financial information and such differences may be material).


          SECTION 3.12. SUBSIDIARIES. Schedule 3.12 sets forth the name of, the jurisdiction of organization of, and the ownership interest of the Company in, each Subsidiary of the Company and identifies each Subsidiary that is a Subsidiary Loan Party, a Foreign Subsidiary, a Phosphate Subsidiary, a Domestic Excluded Subsidiary, a Foreign Excluded Subsidiary, a Domestic Phosphate

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                                                                              88


Excluded Subsidiary or a Foreign Phosphate Excluded Subsidiary, in each case as of the Effective Date.

          SECTION 3.13. INSURANCE. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of the Company and its Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance have been paid. The Company believes that the insurance maintained by or on behalf of itself and its Subsidiaries is adequate.

          SECTION 3.14. LABOR MATTERS. As of the Effective Date, there are no strikes, lockouts or slowdowns against the Company or any Subsidiary pending or, to the knowledge of the Company, threatened, except as could not reasonably be expected to have a Material Adverse Effect. The hours worked by and payments made to employees of the Company and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, except as could not reasonably be expected to have a Material Adverse Effect. All payments due from the Company or any Subsidiary, or for which any claim may be made against the Company or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Company or such Subsidiary, except as could not reasonably be expected to have a Material Adverse Effect.

          SECTION 3.15. SOLVENCY. Immediately following the making of each Loan made on the Effective Date and after giving effect to the application of the proceeds of such Loans (taking into account each Loan Party's rights and obligations under the Indemnity, Subrogation and Contribution Agreement), (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

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                                                                              89


          SECTION 3.16. SECURITY DOCUMENTS. (a) The Pledge Agreement is effective to create in favor of the Collateral Agent a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when such Collateral is delivered to the Collateral Agent, the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of each pledgor thereunder in such Collateral, in each case prior and superior in right to any other Person.

          (b) The Security Agreement is effective to create in favor of the Collateral Agent a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and, when financing statements in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral, to the extent that a security interest can be perfected in such Collateral by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdiction, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.02.

          (c) Each Mortgage, when duly executed and delivered by the relevant Loan Party, will be effective to create, subject to the exceptions listed in each title insurance policy covering such Mortgage, in favor of the Collateral Agent, a legal, valid and enforceable Lien on all of the Loan Parties' right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on
Schedule 3.16(c), the Mortgages shall constitute a Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens expressly permitted by Section 6.02.

          SECTION 3.17. LIEN BASKET AMOUNT. As of the Effective Date, the Lien Basket Amount (after giving effect to the repayment of all Indebtedness outstanding under the Existing Credit Agreements and the release of

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all Liens securing obligations thereunder) is not less than $426,000,000.

          SECTION 3.18. EXCLUDED SUBSIDIARIES. (a) DOMESTIC EXCLUDED SUBSIDIARIES. (i) The consolidated assets of the Domestic Excluded Subsidiaries (determined on a consolidated basis in accordance with GAAP as though all the Domestic Excluded Subsidiaries were a consolidated group but excluding all Foreign Subsidiaries that are subsidiaries of Domestic Excluded Subsidiaries) represent less than 15% of the consolidated assets of the Company and its Domestic Subsidiaries (determined on a consolidated basis in accordance with GAAP but excluding all Foreign Subsidiaries and Phosphate Subsidiaries).

         (ii) The consolidated assets of each Domestic Excluded Subsidiary (determined on a consolidated basis in accordance with GAAP with its Domestic Subsidiaries but excluding all of its Subsidiaries that are Foreign Subsidiaries) represent less than 5% of the consolidated assets of the Company and its Domestic Subsidiaries (determined on a consolidated basis in accordance with GAAP but excluding all Foreign Subsidiaries and Phosphate Subsidiaries).

        (iii) The consolidated operating income of the Domestic Excluded Subsidiaries for the period of four consecutive fiscal quarters most recently ended (determined on a consolidated basis in accordance with GAAP as though all the Domestic Excluded Subsidiaries were a consolidated group but excluding all Foreign Subsidiaries that are subsidiaries of Domestic Excluded Subsidiaries) represent less than 15% of the consolidated operating income of the Company and its Domestic Subsidiaries for such period (determined on a consolidated basis in accordance with GAAP but excluding all Foreign Subsidiaries and Phosphate Subsidiaries).

         (iv) The consolidated operating income of each Domestic Excluded Subsidiary for the period of four consecutive fiscal quarters most recently ended (determined on a consolidated basis in accordance with GAAP with its Domestic Subsidiaries but excluding all of its Subsidiaries that are Foreign Subsidiaries) represent less than 5% of the consolidated operating income of the Company and its Domestic Subsidiaries for such period (determined on a consolidated basis in accordance with GAAP but excluding all Foreign Subsidiaries and Phosphate Subsidiaries).

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          (b)  FOREIGN EXCLUDED SUBSIDIARIES.  (i)  The consolidated assets of the Foreign Excluded Subsidiaries (determined on a consolidated basis in accordance with GAAP as though all the Foreign Excluded Subsidiaries were a consolidated group) represent less than 15% of the consolidated assets of all the Foreign Subsidiaries (determined on a consolidated basis in accordance with GAAP as though all the Foreign Subsidiaries were a consolidated group, but excluding all Foreign Phosphate Subsidiaries).

         (ii) The consolidated assets of each Foreign Excluded Subsidiary (determined on a consolidated basis in accordance with GAAP with its subsidiaries) represent less than 5% of the consolidated assets of all the Foreign Subsidiaries (determined on a consolidated basis in accordance with GAAP as though all Foreign Subsidiaries were a consolidated group, but excluding all Foreign Phosphate Subsidiaries); PROVIDED that for purposes of this clause (ii) "Foreign Excluded Subsidiary" shall not include the Australian Operating Subsidiaries and all Foreign Subsidiaries that directly or indirectly own any Equity Interests in any of the Australian Operating Subsidiaries, so long as substantially all of the consolidated assets of the consolidated group comprising such Foreign Subsidiaries is comprised of the consolidated assets of the Australian Operating Subsidiaries.

        (iii) The consolidated operating income of the Foreign Excluded Subsidiaries for the period of four consecutive fiscal quarters most recently ended (determined on a consolidated basis in accordance with GAAP as though all the Foreign Excluded Subsidiaries were a consolidated group) represent less than 15% of the consolidated operating income of all the Foreign Subsidiaries for such period (determined on a consolidated basis in accordance with GAAP as though all Foreign Subsidiaries were a consolidated group, but excluding all Foreign Phosphate Subsidiaries).

         (iv) The consolidated operating income of each Foreign Excluded Subsidiary (other than the Australian Operating Subsidiaries and all Foreign Subsidiaries that directly or indirectly own any Equity Interests in any of the Australian Operating Subsidiaries, so long as substantially all of the consolidated operating income of the consolidated group comprising such Foreign Subsidiaries is comprised of the consolidated operating income of the Australian Operating Subsidiaries) for the period of four consecutive fiscal quarters most recently

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ended (determined on a consolidated basis in accordance with GAAP with its subsidiaries) represent less than 5% of the consolidated operating income of all the Foreign Subsidiaries for such period (determined on a consolidated basis in accordance with GAAP as though all Foreign Subsidiaries were a consolidated group, but excluding all Foreign Phosphate Subsidiaries).

          (c) DOMESTIC PHOSPHATE EXCLUDED SUBSIDIARIES. (i) The consolidated assets of the Domestic Phosphate Excluded Subsidiaries (determined on a consolidated basis in accordance with GAAP as though all the Domestic Phosphate Excluded Subsidiaries were a consolidated group but excluding all Foreign Phosphate Subsidiaries that are subsidiaries of Domestic Phosphate Excluded Subsidiaries) represent less than 15% of the consolidated assets of the Domestic Phosphate Subsidiaries (determined on a consolidated basis in accordance with GAAP as though all the Domestic Phosphate Subsidiaries were a consolidated group but excluding all Foreign Phosphate Subsidiaries).

         (ii) The consolidated assets of each Domestic Phosphate Excluded Subsidiary (determined on a consolidated basis in accordance with GAAP with its Domestic Phosphate Subsidiaries but excluding all of its Subsidiaries that are Foreign Phosphate Subsidiaries) represent less than 5% of the consolidated assets of the Domestic Phosphate Subsidiaries (determined on a consolidated basis in accordance with GAAP as though all of the Domestic Phosphate Subsidiaries were a consolidated group but excluding all Foreign Phosphate Subsidiaries).

        (iii) The consolidated operating income of the Domestic Phosphate Excluded Subsidiaries for the period of four consecutive fiscal quarters most recently ended (determined on a consolidated basis in accordance with GAAP as though all the Domestic Phosphate Excluded Subsidiaries were a consolidated group but excluding all Foreign Phosphate Subsidiaries that are subsidiaries of Domestic Phosphate Excluded Subsidiaries) represent less than 15% of the consolidated operating income of the Domestic Phosphate Subsidiaries for such period (determined on a consolidated basis in accordance with GAAP as though all the Domestic Phosphate Subsidiaries were a consolidated group but excluding all Foreign Phosphate Subsidiaries).

         (iv) The consolidated operating income of each Domestic Phosphate Excluded Subsidiary for the period of four consecutive fiscal quarters most recently ended

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(determined on a consolidated basis in accordance with GAAP with its Domestic
Phosphate Subsidiaries but excluding all of its Subsidiaries that are Foreign Phosphate Subsidiaries) represent less than 5% of the consolidated operating income of the Domestic Phosphate Subsidiaries for such period (determined on a consolidated basis in accordance with GAAP as though all Domestic Phosphate Subsidiaries were a consolidated group but excluding all Foreign Phosphate Subsidiaries).

          (d) FOREIGN PHOSPHATE EXCLUDED SUBSIDIARIES. (i) The consolidated assets of the Foreign Phosphate Excluded Subsidiaries (determined on a consolidated basis in accordance with GAAP as though all the Foreign Phosphate Excluded Subsidiaries were a consolidated group) represent less than 15% of the consolidated assets of all the Foreign Phosphate Subsidiaries (determined on a consolidated basis in accordance with GAAP as though all the Foreign Phosphate Subsidiaries were a consolidated group).

         (ii) The consolidated assets of each Foreign Phosphate Excluded Subsidiary (determined on a consolidated basis in accordance with GAAP with its Subsidiaries) represent less than 5% of the consolidated assets of all the Foreign Phosphate Subsidiaries (determined on a consolidated basis in accordance with GAAP as though all the Foreign Phosphate Subsidiaries were a consolidated group).

        (iii) The consolidated operating income of the Foreign Phosphate Excluded Subsidiaries for the period of four consecutive fiscal quarters most recently ended (determined on a consolidated basis in accordance with GAAP as though all the Foreign Phosphate Excluded Subsidiaries were a consolidated group) represent less than 15% of the consolidated operating income of all the Foreign Phosphate Subsidiaries for such period (determined on a consolidated basis in accordance with GAAP as though all the Foreign Phosphate Subsidiaries were a consolidated group).

         (iv) The consolidated operating income of each Foreign Phosphate Excluded Subsidiary for the period of four consecutive fiscal quarters most recently ended (determined on a consolidated basis in accordance with GAAP with its Subsidiaries) represent less than 5% of the consolidated operating income of all the Foreign Phosphate Subsidiaries for such period (determined on a consolidated basis in accordance with GAAP as though all

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the Foreign Phosphate Subsidiaries were a consolidated group).

          SECTION3.19. CERTAIN PAYMENTS. Each Loan Party has paid all material amounts due and owing by it in respect of obligations to carriers, warehousemen, landlords or other third parties that, in each case, possess any inventory constituting Collateral or have any inventory constituting Collateral located on or in any property owned or operated by them, except (a) current accounts payable that are not delinquent or aged beyond the period customary or required for payment thereof or (b) obligations that are being contested in compliance with Section 5.05.


                                   ARTICLE IV

                                   CONDITIONS

          SECTION 4.01.  EFFECTIVE DATE.  [INTENTIONALLY DELETED.]

          SECTION 4.02. EACH CREDIT EVENT. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of any Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

          (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (except any such representation or warranty that expressly relates to or is made expressly as of a specific earlier date, in which case such representation or warranty shall be true and correct in all material respects with respect to or as of such specific earlier date).

          (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Company

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on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

          SECTION 4.03. BORROWING SUBSIDIARIES. The obligation of each Lender to make a Loan on the occasion of the first Borrowing by a Borrowing Subsidiary (other than a Subsidiary that is a Borrowing Subsidiary as of the Effective
Date) or of any Issuing Bank to issue the first Letter of Credit for the account of such Borrowing Subsidiary, whichever first occurs, is subject to receipt and acknowledged by the Administrative Agent of a Subsidiary Borrower Election with respect to such Borrowing Subsidiary in accordance with Section 2.21 and to the satisfaction of the following further conditions:

          (a) The Agents shall have received one or more favorable written opinions of counsel for such Borrowing Subsidiary reasonably acceptable to the Agents, with respect to (i) the organization and existence of such Borrowing Subsidiary, (ii) the due authorization, execution and delivery of the relevant Subsidiary Borrower Election, (iii) the legality, validity and binding effect on such Borrowing Subsidiary of the relevant Subsidiary Borrower Election and this Agreement and (iv) such other matters relating to such Borrowing Subsidiary as any Agent shall reasonably request.

          (b) The Agents shall have received such documents and certificates as the Agents or their counsel may reasonably request relating to the organization, existence and good standing of such Borrowing Subsidiary, its authorization to be a Borrower and any other legal matters relating to such Borrowing Subsidiary, all in form and substance reasonably satisfactory to the Agents and their counsel.


                                    ARTICLE V

                             AFFIRMATIVE COVENANTS

          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or

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terminated and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

          SECTION 5.01. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company will furnish to each Agent (and promptly following receipt thereof, the Administrative Agent will furnish to each Lender that is not an Agent):

          (a) within 95 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP;

          (b) within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified on behalf of the Company by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

          (c) concurrently with any delivery of financial statements under clause (a) or (b) above, (i) a Collateral Coverage Certificate calculating the Collateral Coverage Amount as of the end of the fiscal year or fiscal quarter covered by such financial statements and (ii) a certificate on

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     behalf of the Company of a Financial Officer of the Company (A) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (B) setting forth reasonably detailed calculations
     (1) of the Leverage Ratio as of the end of the fiscal year or quarter covered by such financial statements and (2) demonstrating compliance with Sections 6.12, 6.13, 6.14, 6.15 and 6.16 and, in the case of any such certificate required to be delivered with the financial statements delivered under clause (a) above, Section 3.18, (C) attaching statements that separately state, for each of the Company's business units, their respective revenues and shares of Consolidated EBITDA for the period covered by such financial statements in a format reasonably acceptable to the Agents, (D) attaching a report setting forth (1) the aggregate purchase commitments under commodity hedging agreements then in effect, stated separately for each future 12-month period, and (2) the weighted average contract price for each such 12-month period and (E) stating whether any change in GAAP or in the application thereof has occurred since the date of the Company's audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

          (d) within 60 days after the commencement of each fiscal year of the Company, a consolidated financial forecast for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year, together with information separately stating for each of the Company's business units their respective forecasted revenues and shares of Consolidated EBITDA for such fiscal year, and setting forth the key assumptions used for purposes of preparing such forecasted information), in a format reasonably acceptable to the Agents;

          (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities

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     exchange, or distributed by the Company to its shareholders generally, as the case may be;

          (f) within five Business Days following the occurrence of a Recalculation Event, a Collateral Coverage Certificate calculating the Collateral Coverage Amount after giving effect to such Recalculation Event;

          (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of any Loan Document, as any Agent or any Lender may reasonably request; and

          (h) concurrently with any delivery of a Collateral Coverage Certificate under clause (c) above, a certificate of a Financial Officer of the Company certifying on behalf of the Company that the Second Priority Grantor is, as of the date of any such delivery, in compliance with the collateral coverage requirements set forth in the Potash Facility.

Any report, proxy statements or other material required to be delivered pursuant to clause (e) of this Section shall be deemed to have been furnished to each of the Agents and Lenders on the date that such report, proxy statement or other material is posted on the Securities and Exchange Commission's website at www.sec.gov; PROVIDED that the Company will furnish paper copies of such reports, proxy statements and materials to any Lender that requests, by notice to the Company, that the Company do so, until the Company receives notice from such Lender to cease delivering such paper copies.

          SECTION 5.02. NOTICES OF MATERIAL EVENTS. The Company will furnish to each Agent and each Lender prompt written notice of the following:

          (a)  the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

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          (c)  the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $10,000,000; and

          (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement on behalf of the Company of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          SECTION 5.03. INFORMATION REGARDING COLLATERAL. (a) The Company will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility),
(iii) in any Loan Party's jurisdiction of organization, identity or corporate structure or (iv) in any Loan Party's Federal Taxpayer Identification Number. The Company agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Company also agrees promptly to notify the Agents if any material portion of the Collateral is damaged or destroyed.

          (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of Section 5.01, the Company shall deliver to the Agents a certificate on behalf of the Company of a Financial Officer and the chief legal officer of the Company (i) setting forth the information required pursuant to Sections 1 and 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the

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Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section and (ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Agreement for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period and except with respect to Collateral with respect to which perfection is not required by the terms of the Security Agreement).

          SECTION 5.04. EXISTENCE; CONDUCT OF BUSINESS. The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; PROVIDED that the foregoing shall not prohibit any conversion, merger, consolidation, liquidation or dissolution permitted under Section 6.03 or any sale, transfer, lease or other disposition permitted under Section 6.05.

          SECTION 5.05. PAYMENT OF OBLIGATIONS. The Company will, and will cause each of its Subsidiaries to, pay its material Indebtedness and other material obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

          SECTION5.06. MAINTENANCE OF PROPERTIES. The Company will, and will cause each of its Subsidiaries to, keep and maintain all its property in good working order and condition, except to the extent that the failure to

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do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          SECTION 5.07. INSURANCE. The Company will, and will cause each of \ its Subsidiaries to, maintain, with financially sound and reputable insurance companies (a) insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required to be maintained pursuant to the Security Documents. The Company will furnish to the Lenders, upon request of any Agent, information in reasonable detail as to the insurance so maintained.

          SECTION 5.08. CASUALTY AND CONDEMNATION. The Company (a) will furnish to the Agents and the Lenders prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or any material interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of the Loan Documents.

          SECTION 5.09. BOOKS AND RECORDS; INSPECTION AND AUDIT RIGHTS. (a) The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in all material respects are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of its Subsidiaries to, permit any representatives designated by any Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during regular business hours and as often as reasonably requested; PROVIDED that representatives of the Company will have the opportunity to be present at any meeting with its independent accountants.

          (b) The Company will, and will cause each of its Subsidiaries to, permit any representatives designated by the Agents (including any consultants, accountants, lawyers and appraisers retained by the

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Agents) to conduct evaluations and appraisals of the Company's computation of the Collateral Value Amount and the assets included in the Collateral Value Amount, all at such reasonable times during regular business hours and as often as reasonably requested. The Company shall pay the reasonable fees and expenses of the Agents and any representatives retained by the Agents to conduct any such evaluation or appraisal; PROVIDED that the Company will not be required to pay such fees and expenses in respect of more than one such evaluation or appraisal during any calendar year unless an Event of Default has occurred and is continuing.

          SECTION5.10. COMPLIANCE WITH LAWS. The Company will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.11. USE OF PROCEEDS AND LETTERS OF CREDIT. The proceeds of the B Term Loans and the initial Revolving Loans, together with the proceeds of the New Senior Notes, will be used (a) to fund the Tender Escrow in the amount of $200,000,000 and the Polk Escrow in an amount equal to the aggregate principal amount of outstanding Polk County IRBs as of the Effective Date that are not owned by a Loan Party, (b) to repay all amounts owed by the Company under the Existing Credit Agreements and (c) to pay fees and expenses incurred in connection with the Transactions. The proceeds of other Revolving Loans and Swingline Loans will be used for general corporate purposes, including working capital. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X. Letters of Credit will be issued for general corporate purposes.

          SECTION 5.12. ADDITIONAL SUBSIDIARIES. If any additional Subsidiary is formed or acquired after the Effective Date (or if any Subsidiary that was an Excluded Subsidiary ceases to be an Excluded Subsidiary), the Company will, within three Business Days after such Subsidiary is formed or acquired (or after such Subsidiary ceases to be an Excluded Subsidiary), notify the Agents and the Lenders thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary (if it is a Subsidiary Loan Party) and with respect to any Equity Interest in or

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Indebtedness of such Subsidiary owned by or on behalf of any Loan Party.

          SECTION 5.13. FURTHER ASSURANCES. The Company will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which any Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties. The Company also agrees to provide to the Agents, from time to time upon request of any Agent, evidence reasonably satisfactory to the Agents as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

          SECTION 5.14. 6.625% NOTES TENDER OFFER. Within 45 days after the Effective Date, the Company will commence the 6.625% Notes Tender Offer on terms and conditions reasonably satisfactory to the Agents and will thereafter conduct and pursue the 6.625% Notes Tender Offer in good faith and will purchase and cancel all 6.625% Notes validly tendered and not withdrawn.

          SECTION 5.15. REFINANCING OF POLK COUNTY IRBS; POLK ESCROW. The Company will exercise good faith efforts to refinance or replace the Polk County IRBs by the issuance of Indebtedness that complies with clause (iii) of Section 6.01(a) in an equivalent principal amount. If such refinancing is consummated, all proceeds of such refinancing received in respect of any Polk County IRBs beneficially owned by the Company or any of its Subsidiaries shall be deposited in the Polk Escrow. If such refinancing is not consummated prior to January 31, 2002, or if the Polk County IRBs are accelerated and become due prior to January 31, 2002, then the Company shall redeem or repay the Polk County IRBs, and any funds in the Polk Escrow will be available for such purpose. In addition, prior to the refinancing, redemption or repayment of the Polk County IRBs, the Company may purchase Polk County IRBs from holders thereof (other than Loan Parties) at prices not exceeding the outstanding principal amount of the Polk County IRBs so purchased plus accrued and unpaid interest thereon, and any funds in the Polk Escrow will be available for such purpose (up to the outstanding principal amount of the Polk County IRBs so purchased); PROVIDED that any

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Polk County IRBs so purchased shall be pledged as required by clause (d) of the
Collateral and Guarantee Requirement. If funds in the Polk Escrow are applied to redeem, repay or purchase all the Polk County IRBs, then the Company will continue to exercise good faith efforts to replace the Polk County IRBs (by the issuance of an equivalent amount of Indebtedness as provided in the first sentence of this Section) for a period of six months thereafter.

          SECTION 5.16. EXCLUDED SUBSIDIARIES. (a) The Company may from time to time designate, by notice to the Agents, (i) any Domestic Subsidiary (or any Person that is being formed or acquired and, upon formation or acquisition thereof, would become a Domestic Subsidiary), other than a Phosphate Subsidiary, to be a Domestic Excluded Subsidiary, (ii) any Foreign Subsidiary (or any Person that is being formed or acquired and, upon formation or acquisition thereof, would become a Foreign Subsidiary), other than a Phosphate Subsidiary, to be a Foreign Excluded Subsidiary, (iii) any Domestic Phosphate Subsidiary (or any Person that is being formed or acquired and, upon formation or acquisition thereof, would become a Domestic Phosphate Subsidiary) to be a Domestic Phosphate Excluded Subsidiary, or (iv) any Foreign Phosphate Subsidiary (or any Person that is being formed or acquired and, upon formation or acquisition thereof, would become a Foreign Phosphate Subsidiary) to be a Foreign Phosphate Excluded Subsidiary; PROVIDED that (A) the Company may not designate as an Excluded Subsidiary, (1) any Borrowing Subsidiary, (2) any Subsidiary that is a Subsidiary Loan Party as of the Effective Date, (3) any Domestic Subsidiary that, prior to such designation, was a Subsidiary Loan Party and shall have become a party to any of the Guarantee Agreement or the Security Documents, (4) any Domestic Subsidiary that has any subsidiaries unless all such subsidiaries are designated as Domestic Excluded Subsidiaries or Foreign Excluded Subsidiaries, as applicable, (5) any Domestic Phosphate Subsidiary that has any subsidiaries unless all such subsidiaries are designated as Domestic Phosphate Excluded Subsidiaries or Foreign Phosphate Excluded Subsidiaries, as applicable, or (6) any Domestic Subsidiary that owns, directly or indirectly, any Equity Interest in any Phosphate Subsidiary, (B) at the time of such designation and after giving effect thereto (and after giving effect to the formation or acquisition of any applicable Subsidiary that is being formed or acquired), the representations set forth in Section 3.18 shall be true and correct and (C) the Company shall certify in any such notice

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designating an Excluded Subsidiary that the conditions set forth in clauses (A)
and (B) above are satisfied.

          (b) The Company may from time to time designate, by notice to the Agents, that any Excluded Subsidiary shall cease to be an Excluded Subsidiary; PROVIDED that a Subsidiary of an Excluded Subsidiary may not be designated to cease to be an Excluded Subsidiary. In the event of any such designation, the Company will comply with Section 5.12.


                                   ARTICLE VI

                               NEGATIVE COVENANTS

          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

          SECTION 6.01. INDEBTEDNESS; CERTAIN EQUITY SECURITIES. (a) The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

          (i) Indebtedness created under the Loan Documents (including Incremental Term Loans and Incremental Revolving Loans incurred in compliance with Section 2.20);

         (ii) the New Senior Notes and Guarantees thereof by Subsidiary Loan Parties;

        (iii) Indebtedness existing on the date hereof and set forth in Schedule
     6.01 and extensions, renewals, replacements and refinancings of any such Indebtedness (including pursuant to refinancings with the proceeds of Permitted Debt Securities) that do not increase the outstanding principal amount (including, in the case of the Polk County IRBs, the principal amount thereof owned by the Loan Parties) thereof or result in an earlier maturity date (unless such earlier maturity date is after May 31, 2007) or decreased weighted average life thereof (unless no principal payments are required prior to May 31, 2007);

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         (iv) Indebtedness of the Company to any Subsidiary and of any
     Subsidiary to the Company or any other Subsidiary; PROVIDED that Indebtedness of any Subsidiary that is not a Loan Party owing to the Company or any Subsidiary Loan Party and Indebtedness of or to any Phosphates Subsidiary shall be subject to Section 6.04;

          (v) Guarantees by the Company of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Company or any other Subsidiary; PROVIDED that Guarantees by the Company or any Subsidiary Loan Party of Indebtedness of any Subsidiary that is not a Subsidiary Loan Party and Guarantees by any Phosphates Subsidiary shall be subject to Section 6.04;

         (vi) Indebtedness of the Company or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; PROVIDED that (A) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this clause (vi) and clause
     (vii) below shall not exceed $40,000,000 at any time outstanding;

        (vii) Indebtedness of any Person that becomes a Subsidiary after the date hereof; PROVIDED that (A) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (B) the aggregate principal amount of Indebtedness permitted by this clause (vii) and clause
     (vi) above shall be subject to the limitation set forth in clause (vi) above;

       (viii) Indebtedness of the Company in respect of Permitted Debt Securities (other than Permitted Debt Securities that are permitted under clause (iii) above); PROVIDED that the issuance thereof shall constitute a Prepayment Event;

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         (ix) Indebtedness of the Company or any of its Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; PROVIDED that such Indebtedness is repaid within two Business Days after being incurred;

          (x) unsecured Indebtedness of the Company or any of its Subsidiaries as an account party in respect of letters of credit issued for the account of the Company or such Subsidiary, as the case may be, that either constitute trade letters of credit or are obtained in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business; PROVIDED that (A) such Indebtedness is not Guaranteed by any of the Company or its Subsidiaries and (B) any Indebtedness resulting from a drawing under any such letter of credit is repaid within two Business Days after such drawing;

         (xi) obligations of the Company or any of its Subsidiaries in respect of performance bonds and completion, guarantee, surety and similar bonds, in each case obtained in the ordinary course of business to support statutory and contractual obligations (other than Indebtedness) arising in the ordinary course of business;

        (xii) industrial revenue bonds or similar tax-exempt Indebtedness of the Company or any of its Subsidiaries incurred to finance the construction or improvement of operations of the Company and its Subsidiaries in an aggregate principal amount not exceeding $50,000,000 at any time outstanding;

       (xiii) Indebtedness of Foreign Subsidiaries (other than Foreign Loan Parties) in an aggregate principal amount not exceeding $20,000,000 at any time outstanding;

        (xiv) other Indebtedness in an aggregate principal amount not exceeding $60,000,000 at any time outstanding; and

         (xv) Indebtedness of the Second Priority Grantor created under the Potash Facility.

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          (b)  The Company will not, nor will it permit any Subsidiary to, issue any preferred stock or other preferred Equity Interests, except that the Company may issue preferred stock that does not constitute a Disqualified Equity Interest. Notwithstanding the foregoing, any Subsidiary shall be permitted to issue any preferred stock or other preferred Equity Interest directly to the Company or any Subsidiary Loan Party, PROVIDED that any such preferred stock or other preferred Equity Interest may not be sold, transferred or otherwise disposed of by the Company or such Subsidiary Loan Party to any Person (other than the Company or a Subsidiary Loan Party) unless (i) after such sale, transfer or other disposition, such Subsidiary shall no longer be a Subsidiary or (ii) the Company has received the consent of the Required Lenders prior to any such transfer.

          SECTION 6.02. LIENS. (a) The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (i) Liens created under the Loan Documents (including to secure any Indebtedness incurred to refinance the Polk County IRBs, to the extent such Indebtedness is required by its terms to be so secured, but in any event on terms no more favorable than those upon which the Polk County IRBs are secured on the Effective Date);

         (ii) Permitted Encumbrances;

        (iii) any Lien on any property or asset of the Company or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; PROVIDED that
     (A) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (B) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

         (iv) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; PROVIDED that
     (A) such Lien is not created in contemplation of or in connection with

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     such acquisition or such Person becoming a Subsidiary , as the case may be,
     (B) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (v) Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary (other than fixed or capital assets that are part of a Mortgaged Property); PROVIDED that (A) such Liens secure Indebtedness permitted by clause (vi) of Section 6.01(a), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and
     (D) such security interests shall not apply to any other property or assets of the Company or any Subsidiary;

         (vi) operating leases or subleases (other than with respect to Collateral) entered into in the ordinary course of business by the Company or any Subsidiary, as lessor thereunder, that do not interfere in any material respect with the business of the Company and the Subsidiaries;

        (vii) customary restrictions on transfers of assets contained in agreements related to the sale by the Company or the Subsidiaries of such assets pending their sale, PROVIDED that such restrictions apply only to the assets to be sold and such sale is permitted hereunder;

       (viii) Liens (other than with respect to Collateral) in favor of Governmental Authorities to secure progress or advance payments;

         (ix) Liens securing industrial revenue or pollution control bonds constituting Indebtedness permitted by clause (xii) of Section 6.01(a); PROVIDED that such Liens shall not apply to any assets other than those financed with the proceeds of such Indebtedness;

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                                                                             110


          (x) Liens on property of Foreign Subsidiaries (other than Foreign Loan Parties) securing Indebtedness of Foreign Subsidiaries permitted by clause
     (xiii) of Section 6.01(a);

         (xi) Liens on property (other than Collateral) securing Indebtedness permitted by clause (xiv) of Section 6.01(a);

        (xii) Liens on any promissory notes or Equity Interests received as consideration for the Salt Disposition and held in escrow pursuant to the terms of the Salt Disposition; and

       (xiii) a first-priority Lien on the Second Priority Collateral securing Indebtedness in respect of the Potash Facility.

          (b) The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien or any Debt (as defined in the 1997 Indenture and the 1998 Indenture or in the New Senior Notes Indentures, as applicable) secured by a Lien (other than Indebtedness permitted by clause (xiv) of Section 6.01(a)), or permit any Sale and Lease-Back Transaction (as defined in the 1997 Indenture and the 1998 Indenture or in the New Senior Notes Indentures, as applicable) to be consummated, in each case if the effect thereof would be to reduce the Lien Basket Amount.

          SECTION 6.03. FUNDAMENTAL CHANGES. (a) The Company will not, nor will it permit any Subsidiary to, convert or merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into the Company in a transaction in which the Company is the surviving corporation, (ii) any Person (other than a Phosphate Subsidiary) may convert or merge into any Subsidiary (other than a Phosphate Subsidiary) in a transaction in which the surviving entity is a Subsidiary and (if any party to such conversion or merger is a Subsidiary Loan Party) is a Subsidiary Loan Party, (iii) PLP may merge with a Domestic Subsidiary in a transaction in which the surviving entity is a Subsidiary Loan Party that is wholly-owned, directly or indirectly, by the Company and the only consideration therefor consists of shares of capital stock of the Company, (iv) any Subsidiary (other than a Borrowing Subsidiary) may liquidate or dissolve if

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the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders and (v) any Subsidiary may convert, consolidate or merge with or into any other Person or Persons if (A) after the consummation of such transaction, such Subsidiary is no longer a Subsidiary and (B) such transaction is permitted by Section 6.05 (it being understood that any such transaction shall be deemed to be a sale of such Subsidiary for the purposes of Section 6.05); PROVIDED that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by
Section 6.04.

          (b) The Company will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Company and its Subsidiaries on the date of execution of this Agreement and businesses reasonably similar, ancillary or related thereto.

          SECTION 6.04. INVESTMENTS, LOANS, ADVANCES, GUARANTEES AND ACQUISITIONS. The Company will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or make any Acquisition, except:

          (a)  Permitted Investments;

          (b) investments existing on the date hereof and set forth on Schedule 6.04;

          (c) investments by the Company and its Subsidiaries in Equity Interests in any Subsidiary and investments by any Subsidiary Loan Party in preferred stock or other preferred Equity Interests of the Company; PROVIDED that (i) any such Equity Interests held by a Loan Party (other than Equity Interests of an Excluded Subsidiary) shall be pledged pursuant to the Pledge Agreement (subject to the limitations applicable to voting Equity Interests of a Foreign Subsidiary referred to in clause (b) of the definition of "Collateral and

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                                                                             112


Guarantee Requirement"), (ii) the aggregate amount of investments by Loan Partes in, and loans and advances by Loan Parties to, Subsidiaries that are not Loan Parties (excluding (A) all such investments, loans and advances existing on the Effective Date, and extensions, refinancings, restatements or modifications thereof that do not increase the aggregate amount thereof, (B) loans and advances made in cash that are evidenced by promissory notes pledged pursuant to the Pledge Agreement and (C) cash investments in Equity Interests in Subsidiaries that are not Loan Parties made promptly following receipt of, and in an aggregate amount not exceeding the amount of, a cash distribution received by a Loan Party in respect of any Equity Interests in a Subsidiary that is not a Loan Party) shall not exceed $10,000,000 at any time outstanding (it being understood that compliance with the limitation set forth in this clause shall be determined based on the amount of cash or fair market value of other assets invested as of the date of investment, without giving effect to any fluctuations in the value of such investment not attributable to dividends, distributions, repayments or redemptions) and (iii) all investments that are made on or after the Effective Date in any Phosphates Subsidiary by the Company or any Subsidiary that is not a Phosphates Subsidiary must be made as loans;

          (d) loans or advances made by the Company to any Subsidiary and made by any Subsidiary to the Company or any other Subsidiary; PROVIDED that (i) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the Pledge Agreement and (ii) the amount of such loans and advances made in cash by Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (c) above;

          (e) Guarantees constituting Indebtedness permitted by Section 6.01; PROVIDED that (i) a Subsidiary that is not a Loan Party shall not Guarantee any Indebtedness or other obligations of any Loan Party, (ii) a Phosphate Subsidiary shall not Guarantee any Indebtedness or other obligations other than obligations of another Phosphate Subsidiary (subject to clause (i) above) and other than pursuant to the Guarantee Agreement or (subject to clause (i) above) the New Senior Notes

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Indentures, (iii) a Subsidiary Loan Party shall not Guarantee any Indebtedness or other obligations of a Subsidiary that is not a Loan Party (but the Company may Guarantee any Indebtedness of any Subsidiary) and (iv) neither the Company nor any Subsidiary (other than IMC USA Holdings Inc.) shall Guarantee any Indebtedness or other obligations in respect of the Potash Facility;

          (f) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers;

          (g) Permitted Acquisitions; PROVIDED that (i) the consideration therefor shall consist solely of shares of capital stock of the Company, Monetary Acquisition Consideration or a combination thereof, (ii) the aggregate Monetary Acquisition Consideration in respect of all such Permitted Acquisitions consummated on or after February 21, 2003 (other than (A) Monetary Acquisition Consideration in respect of the exercise of any right of rescission under the White River Agreement and (B) Monetary Acquisition Consideration that does not constitute Limited Expenditures as determined in accordance with the definition of the term "Limited Expenditures") shall not exceed $10,000,000, and (iii) after giving effect thereto, the Monetary Acquisition Consideration (other than Monetary Acquisition Consideration in respect of the exercise of any right of rescission under the White River Agreement) shall be permitted by Section 6.12;

          (h) investments in joint ventures not exceeding $25,000,000 in the aggregate for all such investments made on or after the Effective Date; PROVIDED that (i) such joint ventures shall not have any Indebtedness for borrowed money (including Guarantees in respect thereof) at any time on or after the date that an investment is made therein (other than Indebtedness owing to the equity holders of such joint ventures), (ii) the documentation governing any such joint venture does not contain a restriction on distributions to the Company or any Subsidiary and (iii) each such joint venture is engaged only in a business in which the Company and its Subsidiaries would be permitted to engage as provided in Section 6.03(b);

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                                                                             114


          (i) investments received as non-cash consideration in respect of sales, transfers or dispositions permitted by Section 6.05;

          (j) accounts receivable arising in the ordinary course of business of the Company and the Subsidiaries;

          (k)  Hedging Agreements permitted under Section 6.07;

          (l) loans and advances to officers and employees of the Company or its Subsidiaries in accordance with prior practices;

          (m)  Permitted PLP Purchases;

          (n) Guarantees by the Company of Hedging Agreements and other obligations incurred by any Subsidiary in the ordinary course of business;

          (o) Guarantees by any Foreign Subsidiary that is not a Loan Party of any obligations of any of its Subsidiaries;

          (p) an acquisition of the facilities that are the subject of the Argus Lease in connection with any termination of the Argus Lease or any other direct or indirect acquisition of an undivided interest in the Argus Lease or in the facilities that are the subject of the Argus Lease, in each case as contemplated by clause (b)(iii) and clause (b)(iv) of the definition of the term "Net Proceeds";

          (q) any purchase, repurchase or acquisition of Indebtedness expressly permitted by Section 6.08(b); PROVIDED that any Indebtedness so purchased, repurchased or acquired is promptly retired and cancelled (except that Polk County IRBs that are purchased as provided in clause (vii) of Section 6.08(b) shall remain outstanding and shall be pledged as required by the Collateral and Guarantee Requirement);

          (r) other investments made after the Effective Date in an aggregate amount not to exceed $20,000,000; and

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          (s)  investments by the Company in the Transportation Joint Venture in
an aggregate amount not to exceed $10,000,000, subject to Section 6.12.

          SECTION 6.05. ASSET SALES. The Company will not, and will not permit any of its Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will the Company permit any of it Subsidiaries to issue any additional Equity Interest in such Subsidiary, except:

          (a) sales of inventory, raw materials, supplies and used or surplus equipment, in each case in the ordinary course of business;

          (b) sales, transfers and dispositions to the Company or a Subsidiary (other than (i) to a Phosphates Subsidiary or (ii) with respect to any sale, transfer or disposition of Inventory or Accounts Receivable (as such terms are defined in the Security Agreement), to the Second Priority Grantor); PROVIDED that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.09;

          (c) sales, transfers and other dispositions of assets (other than (i) any Polk County IRBs, (ii) any Equity Interests in a Subsidiary or (iii) any Mortgaged Property, it being understood that the demolition, removal or modification of improvements at a Mortgaged Property shall not be prohibited by this clause) that are not permitted by any other clause of this Section; PROVIDED that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (c) shall not exceed $35,000,000 during any fiscal year of the Company;

          (d)  the Salt Disposition and any Chemicals Disposition;

          (e)  Permitted Investments for cash consideration;

          (f) the leasing, subleasing or licensing of real or personal property (including intellectual property but excluding Collateral) in the ordinary course of business;

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                                                                             116


          (g) transfers and dispositions in the ordinary course of business of inventory or raw materials (or a combination thereof) in exchange for consideration that constitutes inventory or raw materials (or a combination thereof);

          (h) transfers and dispositions of interests in real property (other than Mortgaged Property) in exchange for consideration that constitutes interests in real property, permits, easements, utilities, services and other accommodations from any Governmental Authority or other Person; PROVIDED that the aggregate fair market value of all interests in real property transferred or otherwise disposed of in reliance upon this clause (h) shall not exceed $5,000,000 for any one transaction or series of related transactions;

          (i) other transfers and dispositions of interests in real property (other than Mortgaged Property); PROVIDED that the aggregate fair market value of all real property transferred or otherwise disposed of in reliance upon this clause (i) shall not exceed $5,000,000 during any fiscal year of the Company;

          (j) sales, transfers and dispositions by the Company or any direct or indirect wholly owned Subsidiary of the Company of Equity Interests in any Subsidiary to (i) the Company, (ii) any Subsidiary Loan Party or (iii) the issuer of such Equity Interests, so long as, after the consummation of such sale, transfer or disposition, such issuer is a direct or indirect wholly owned Subsidiary of the Company;

          (k) transfers and dispositions of interests in Mortgaged Property; PROVIDED that the aggregate fair market value of all Mortgaged Property transferred or otherwise disposed of in reliance on this clause (k) shall not exceed $1,000,000 during any fiscal year of the Company;

          (l) sales and transfers of Inventory or Accounts Receivable (as such terms are defined in the Security Agreement) to the Second Priority Grantor; PROVIDED that any sale or transfer pursuant to this clause (l) shall be made at a transfer price determined in accordance with the past practices of the Company in respect of such sales and transfers;

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          (m)  the sale, transfer and other disposition of the Waste Landfill;
and

          (n) the transfer of Hardee County Property to Hardee County, Florida, in satisfaction of Hardee County Obligations;

PROVIDED that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clause (b), (l) and (m) above) shall be made for fair value and (other than those permitted by clauses (b), (g), (h), (i), (j), (k), (l), (m) and (n) above and other than any sale of the Searles Facility) not less than 85% of the consideration therefor (excluding, for this purpose, any such consideration in the form of the assumption by the purchaser of the outstanding principal amount of any Indebtedness of the Company or any Subsidiary related to the assets that are so sold, transferred or otherwise disposed of) shall consist of cash consideration to be received in accordance with normal trade terms.

          SECTION 6.06. SALE AND LEASEBACK TRANSACTIONS. The Company will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital assets that is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 90 days after the Company or such Subsidiary acquires or completes the construction of such fixed or capital asset.

          SECTION 6.07. HEDGING AGREEMENTS. The Company will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Company or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

          SECTION 6.08. RESTRICTED PAYMENTS; CERTAIN PAYMENTS OF INDEBTEDNESS; SYNTHETIC PURCHASE AGREEMENTS. (a) The Company will not, nor will it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur

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any obligation (contingent or otherwise) to do so, except (i) the Company may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, (ii) Subsidiaries may declare and pay dividends ratably with respect to their capital stock, (iii) the Company may make Restricted Payments, not exceeding $5,000,000 during any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Company and its Subsidiaries, (iv) PLP may make distributions of distributable cash as required under the PLP Partnership Agreement, (v) repurchases of capital stock of the Company deemed to occur upon the exercise of stock options if such capital stock represents a portion of the exercise price thereof and repurchase of capital stock deemed to occur upon the withholding of a portion of the capital stock issued, granted or awarded to an employee or director to pay for the taxes payable by such employee or director upon such issuance, grant or award, (vi) Permitted PLP Purchases, (vii) if (A) at the time declared no Event of Default has occurred and is continuing and (B) immediately after giving effect to any payment thereof there shall be an aggregate of at least $50,000,000 of unutilized Revolving Commitments and Permitted Investments, the Company may declare and pay dividends with respect to its common stock in an amount that will not result in the cumulative amount of all such dividends permitted by this clause (vii) paid after the Effective Date (after giving effect to dividends declared and not yet paid) exceeding the sum of $20,000,000 plus 25% of the sum of Consolidated Net Income for each fiscal year (if any) ended on or after December 31, 2001, and prior to the date of declaration of such dividend for which financial statements are available,
(viii) if at the time declared no Event of Default has occurred and is continuing, the Company may declare and pay dividends with respect to its preferred stock and other preferred Equity Interests issued in accordance with
Section 6.01(b) in an amount that will not result in the cumulative amount of all such dividends permitted by this clause (viii) paid during any fiscal year of the Company exceeding $20,000,000, and (ix) any Subsidiary may purchase or redeem any portion of its Equity Interests, PROVIDED that, following any such purchase or redemption, such Subsidiary is a direct or indirect wholly owned Subsidiary of the Company.

          (b) The Company will not, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any voluntary or optional payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any voluntary or optional payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Indebtedness, except:

          (i) payment of Indebtedness created under this Agreement;

         (ii) refinancings of Indebtedness to the extent permitted by Section 6.01;

        (iii) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

         (iv) payments made to purchase 6.625% Notes pursuant to the 6.625% Notes Tender Offer;

          (v) after the Salt Disposition is consummated, payments made to prepay, repurchase or redeem the 7.4% Notes or other Indebtedness of the Company referred to in the definition of the term "Salt Disposition Escrow"; PROVIDED that payments shall be permitted under this clause (v) only to the extent of the funds available therefor on deposit in the Salt Disposition Escrow;

         (vi) if the Polk County IRBs are refinanced prior to being repaid, payments made to prepay, repurchase or redeem other Indebtedness of the Company referred to in the definition of the term "Polk Escrow"; PROVIDED that payments shall be permitted under this clause (vi) only to the extent of funds available therefor on deposit in the Polk Escrow;

        (vii) payments made to purchase Polk County IRBs prior to the refinancing, redemption or repayment thereof, as contemplated by and in accordance with Section 5.15;

       (viii) payments made to terminate the Argus Lease or to directly or indirectly acquire an undivided interest in the Argus Lease or in the facilities that are the subject of the Argus Lease in the manner contemplated in the definition of the term

     "Net Proceeds" as well as any other payments made in respect of such termination or any such acquisition;

         (ix) prepayment of Indebtedness outstanding under the Existing Credit Agreements on the Effective Date;

          (x) payments of Indebtedness owing to a Loan Party;

         (xi) after the Salt Disposition is consummated, payments made to prepay, repurchase or redeem the Company's 6.50% Notes due 2003, 10.75% Notes due 2003, 6.55% Notes due 2005 or 7.625% Notes due 2005 (or any combination thereof) then outstanding; PROVIDED that payments shall be permitted under this clause (xi) only to the extent of funds available therefor on deposit in the Excess Salt Disposition Escrow;

        (xii) in addition to payments permitted by clause (xi) of paragraph
     (b) of this Section 6.08, any other payments made to purchase or redeem the 6.50% Notes due 2003; and

       (xiii) payments made to prepay, repurchase or redeem the 2005 Senior Notes; PROVIDED that payments shall be permitted under this clause (xiii) only to the extent (A) of any Net Proceeds from the issuance by the Company of any common stock or preferred stock or other preferred Equity Interests issued in accordance with Section 6.01(b) and (B) that, in respect of any such payment made during fiscal year 2003, the Agents shall have received a certificate dated the date of such payment, and signed on behalf of the Company by the President, a Vice President or a Financial Officer of the Company representing that (1) immediately after giving effect to such payment, there shall be an aggregate of at least $130,000,000 of unutilized Revolving Commitments and Permitted Investments, (2) the Company reasonably expects as of the date of such certificate that there shall be an aggregate of at least $130,000,000 of unutilized Revolving Commitments and Permitted Investments throughout the remainder of fiscal year 2003 and (3) the Company reasonably expects as of the date of such certificate that Consolidated EBITDA for the fiscal year ending December 31, 2003 shall be at least $315,000,000 for the fiscal year ending December 31, 2003.

          (c) The Company will not, nor will it permit any Subsidiary to, enter into or be party to, or make any payment under, any Synthetic Purchase Agreement, except (i) the Existing Synthetic Purchase Agreement and payments thereunder and (ii) any Synthetic Purchase Agreement entered into by the Company with respect to Indebtedness of the Company (other than Loans) and payments thereunder provided that the optional prepayment or redemption of such Indebtedness would be permitted under paragraph (b) of this Section at the time such Synthetic Purchase Agreement is entered into (other than pursuant to a refinancing). The Company shall promptly deliver to the Agents a copy of any Synthetic Purchase Agreement to which it becomes party.

          SECTION 6.09. TRANSACTIONS WITH AFFILIATES. The Company will not, nor will it permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that are at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Company and the Subsidiary Loan Parties not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.08, (d) payment of customary fees to members of the board of directors of the Company and its Subsidiaries, (e) transactions between or among any Subsidiary and (i) the Company or (ii) any other Subsidiary, in each case as permitted by paragraphs (b), (c), (d), (n), (o) and (s) of Section 6.04, (f) transactions necessary to terminate the Argus Lease or acquire and hold an undivided interest in the Argus Lease or in the facilities that are the subject of the Argus Lease, in each case as contemplated by clause (b)(iii) and clause (b)(iv) of the definition of "Net Proceeds" and (g) any transactions permitted by clause (j) of
Section 6.05 and clause (viii) of Section 6.08(a).

          SECTION 6.10. RESTRICTIVE AGREEMENTS. The Company will not, nor will it permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of the Company or any other Subsidiary; PROVIDED that (i) the foregoing shall not apply to restrictions and conditions imposed by any laws, rules or regulations of any Governmental Authority or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any amendment or modification expanding the scope of any such restriction or condition in any material respect), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in licenses, governmental permits, leases and other contracts restricting the assignment thereof, (vi) clause (a) of the foregoing shall not apply to any restriction under an agreement governing Indebtedness of a Foreign Subsidiary (other than Foreign Loan Parties) incurred in compliance with Section 6.01 if such restriction applies only to assets of such Foreign Subsidiary, (vii) clause (a) of the foregoing shall not apply to customary provisions in joint venture agreements relating solely to the respective joint venture or the Equity Interests therein, (viii) the foregoing shall not apply to any such restrictions or conditions imposed by the terms of any Indebtedness of the Company for borrowed money that the Company incurs after the Effective Date in compliance with this Agreement if such restrictions or conditions are no less favorable to the Company and the Lenders than those contained in the New Senior Notes Indentures, (ix) clause (a) of the foregoing shall not apply to any restrictions imposed by the terms of any Indebtedness incurred to refinance the Polk County IRBs if such restrictions, taken as a whole, are no less favorable to the Company and the Lenders than those contained in the agreements in effect on the Effective Date relating to the Polk County IRBs, (x) the foregoing shall not apply to any such restrictions and conditions contained in any agreements existing at the time of (and not created in contemplation of) the acquisition of any Person or assets (including agreements governing Indebtedness permitted pursuant to clause (vii) of Section 6.01(a)), provided that such restrictions and conditions apply only to the Person or assets so acquired and (xi) clause (a) of the foregoing shall not apply to any such restrictions or conditions contained in any agreement entered into by the Company or any of its Subsidiaries with respect to the promissory notes or Equity Interests received as consideration for the Salt Disposition and held in escrow pursuant to the terms of the Salt Disposition.

          SECTION 6.11. AMENDMENT OF MATERIAL DOCUMENTS. The Company will not, nor will it permit any Subsidiary to, amend, modify or waive any of its rights under (a) its certificate of incorporation, by-laws or other organizational documents (including the PLP Partnership Agreement) in a manner that is materially adverse to the interests of the Lenders or (b) the New Senior Notes Indentures, the Potash Facility or any other indenture, agreement or other instrument evidencing or governing any Indebtedness identified on Schedule 6.01 in a manner that (taking all such amendments, modifications and waivers as a whole) is adverse to the interests of the Lenders; PROVIDED that, notwithstanding the foregoing, any amendment or modification to the Argus Lease or any related agreements shall be permitted in connection with the negotiations regarding the potential termination of the Argus Lease or direct or indirect acquisition of an undivided interest in the Argus Lease or in the facilities that are the subject of the Argus Lease contemplated by the definition of "Argus Lease Escrow".

          SECTION 6.12. LIMITED EXPENDITURES. The Company will not permit the aggregate amount of Limited Expenditures made, paid or incurred by the Company and its Subsidiaries in any fiscal year set forth below to exceed the amount set forth below opposite such fiscal year; PROVIDED that, if the amount of permitted Limited Expenditures set forth below with respect to any fiscal year (without giving effect to any increase permitted by this proviso) exceeds the actual amount of Limited Expenditures made, paid or incurred by the Company and its Subsidiaries during such fiscal year, then the amount of permitted Limited Expenditures for the next fiscal year shall be increased by an amount equal to the lesser of (a) such excess and (b) 25% of the amount of Limited Expenditures permitted hereby for the prior year (without giving effect to any increase permitted by this proviso):

FISCAL YEAR ENDING                                                AMOUNT

December 31, 2003                                                $160,000,000

                                                                             124


December 31, 2004 and thereafter                                 $250,000,000

          SECTION 6.13. INTEREST EXPENSE COVERAGE RATIO. The Company will not permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense, in each case for any period of four consecutive fiscal quarters ending on any date during any period set forth below, to be less than the ratio set forth below opposite such period:


                         PERIOD                                                RATIO

October 1, 2002 through and including December 31, 2002                     1.75 to 1.00

January 1, 2003 through and including March 31, 2003                        1.60 to 1.00

April 1, 2003 through and including September 30, 2003                      1.50 to 1.00

October 1, 2003 through and including December 31, 2003                     1.60 to 1.00

January 1, 2004 through and including March 31, 2004                        1.85 to 1.00

April 1, 2004 through and including September 30, 2004                      2.00 to 1.00

October 1, 2004 and thereafter                                              2.50 to 1.00

          SECTION 6.14. TOTAL LEVERAGE RATIO. The Company will not permit the Leverage Ratio as of the last day of any fiscal quarter ending during any period set forth below to exceed the ratio set forth opposite such period:


                          PERIOD                                               RATIO

October 1, 2002 through and including December 31, 2002                     6.85 to 1.00

January 1, 2003 through and including March 31, 2003                        7.50 to 1.00

April 1, 2003 through and including September 30, 2003                      7.75 to 1.00

October 1, 2003 through and including December 31, 2003                     7.25 to 1.00

                                                                             125


                          PERIOD                                               RATIO

January 1, 2004 through and including March 31, 2004                        6.25 to 1.00

April 1, 2004 through and including September 30, 2004                      5.50 to 1.00

October 1, 2004 and thereafter                                              4.00 to 1.00

          SECTION 6.15. SECURED LEVERAGE RATIO. The Company will not permit the Secured Leverage Ratio as of the last day of any fiscal quarter to exceed
2.0 to 1.0.

          SECTION 6.16. COLLATERAL COVERAGE RATIO. The Company will not permit the Collateral Coverage Ratio as of any date to be less than 1.0 to 1.0.

          SECTION 6.17. FISCAL PERIODS. The Company will cause its fiscal year to end on December 31 of each year and its fiscal quarters to end on the last day of each calendar quarter.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

          If any of the following events ("EVENTS OF DEFAULT") shall occur:

          (a) any Borrower shall fail to pay any principal of any Loan of such Borrower or any reimbursement obligation of such Borrower in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) any Borrower shall fail to pay any interest on any Loan of such Borrower or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable by such Borrower under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

          (c) any representation or warranty made or deemed made by or on behalf of the Company or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

          (d) the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.04 (with respect to the existence of any Borrower) or 5.11 or in Article VI;

          (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender);

          (f) the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, subject to any applicable grace period;

          (g) any event or condition occurs that (i) results in any Material Indebtedness becoming due prior to its scheduled maturity or (ii) enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; PROVIDED that (A) this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (B) sub-clause (ii) of this clause (g) shall not apply to the Existing Defaults and (C) subclause (i) of this clause (g) shall not apply to Indebtedness in respect of the Polk County IRBs prior to January 31, 2002, if such Indebtedness is fully repaid within 30 days after it becomes due;

          (h) subject to the last paragraph of this Article, an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) subject to the last paragraph of this Article, the Company or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (j) subject to the last paragraph of this Article, the Company or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

          (k) one or more judgments for the payment of money in an aggregate amount in excess of $20,000,000 (excluding amounts covered by insurance from a credit worthy insurance carrier that is not an Affiliate of the Company and has been advised of the claim and has not disclaimed coverage) shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;

          (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

          (m) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material portion of the Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Collateral Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Pledge Agreement; or

          (n)  a Change in Control shall occur;

then, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; and in case of any event with respect to the Company described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

          Solely for purposes of determining whether an Event of Default has occurred under clause (h), (i) or (j) of this Article, any reference in any such clause to any Subsidiary shall be deemed not to include any Subsidiary affected by any event or circumstance referred to in any such clause that (i) is not a Subsidiary Loan Party, (ii) does not have consolidated assets (determined on a consolidated basis in accordance with GAAP) representing more than 2% of the consolidated assets of the Company (determined on a consolidated basis in accordance with GAAP) and (iii) did not, for the most recent period of four consecutive fiscal quarters of the Company, have consolidated revenues (determined on a consolidated basis in accordance with GAAP) representing more than 2% of the consolidated revenues of the Company (determined on a consolidated basis in accordance with GAAP); PROVIDED that if it is necessary to exclude more than one Subsidiary from clause (h), (i) or (j) of this Article in order to avoid an Event of Default thereunder, all Subsidiaries affected by any event or circumstance referred to in any of such clauses shall be treated as a single consolidated Subsidiary for purposes of determining whether the conditions specified in clauses (ii) and (iii) of this paragraph are satisfied.


                                  ARTICLE VIII

                                   THE AGENTS

          Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

          The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

          The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall not be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

          Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and
Section 9.03 shall

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continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

          Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

          The provisions of this Article applicable to the Administrative Agent also shall be applicable to the Syndication Agent and the Collateral Agent, MUTATIS MUTANDIS. Each of the Lenders and Issuing Banks agrees to the terms and conditions of the Collateral Sharing Agreement applicable to the Collateral Agent.


                                   ARTICLE IX

                                  MISCELLANEOUS

          SECTION 9.01. NOTICES. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to any Borrower, to it in the care of the Company at 100 South Saunders Rd., Suite 300, Lake Forest, Illinois 60045, Attention of E. Paul Dunn, Jr., Assistant Vice President and Treasurer (Telecopy No. (847) 739-1605);

          (b) if to the Administrative Agent, to JPMorgan Chase Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Margaret Swales (Telecopy No. (212) 552-5662), with a copy to JPMorgan Chase Bank,

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     270 Park Avenue, 21st Floor, New York, New York 10017, Attention of Carlos
     Morales (Telecopy No. (212) 270-4724);

          (c) if to JPMorgan Chase Bank in its capacity as an Issuing Bank, to Chase Manhattan Bank Delaware, Letter of Credit Department, 1201 Market Street, 8th Floor, Wilmington, Delaware 19801, Attention of Michael Handago (Telecopy No. (302) 428-3390);

          (d) if to the Swingline Lender, to JPMorgan Chase Bank at One Chase Plaza, 8th Floor, New York, New York 10081, Attention of Margaret Swales (Telecopy No. (212) 552-5662); and

          (e) if to any other Lender or Issuing Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 9.02. WAIVERS; AMENDMENTS. (a) No failure or delay by the any Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

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          (b)  Except as provided in Section 2.20 with respect to an Incremental
Facility Amendment and except as provided in Section 6.06(c) of the Collateral Sharing Agreement, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the applicable Agent that is a party thereto and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; PROVIDED that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the maturity of any Loan, or any scheduled date of payment of the principal amount of any B Term Loan under Section 2.10, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby,
(iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the percentage set forth in the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release the Company or any material Subsidiary Loan Party from its Guarantee under the Guarantee Agreement, or limit its liability in respect of such Guarantee, or release any Subsidiary Loan Party from its Guarantee under the Guarantee Agreement if such Subsidiary Loan Party's Guarantee in respect of the New Senior Notes is not concurrently released, in each case without the written consent of each Lender, (vii) release all or substantially all of the Collateral from the Liens of the Security Documents, without the written consent of each Lender,
(viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding

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Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class, (ix) change the rights of the Term Loan Lenders to decline mandatory prepayments as provided in
Section 2.11(g) or the application of prepayments of B Term Loans as provided in
Section 2.10(c), without the written consent of Term Loan Lenders holding a majority of the outstanding B Term Loan Loans or (x) change any of the provisions of Section 2.11 (or any related definitions) in a manner that would alter the events or circumstances in respect of which a mandatory prepayment is required, or the amount or allocation of any such mandatory prepayment, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each Class; PROVIDED FURTHER that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent, any Issuing Bank or the Swingline Lender without the prior written consent of such Agent, such Issuing Bank or the Swingline Lender, as the case may be, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders (but not the Incremental Revolving Lenders, the Term Loan Lenders and the Incremental Term Lenders), the Incremental Revolving Lenders (but not the Revolving Lenders, the Term Loan Lenders and the Incremental Term Lenders), the Term Loan Lenders (but not the Revolving Lenders, the Incremental Revolving Lenders and the Incremental Term Lenders) or the Incremental Term Lenders (but not the Revolving Lenders, the Incremental Revolving Lenders and the Term Loan Lenders) may be effected by an agreement or agreements in writing entered into by the Borrowers and requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrowers, the Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, the Issuing Banks and the Swingline Lender) if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made

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by it and all other amounts owing to it or accrued for its account under this
Agreement.

          SECTION 9.03. EXPENSES; INDEMNITY; DAMAGE WAIVER. (a) The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agents, in connection with their due diligence investigation of the Company, the evaluation of the Collateral, the syndication of the credit facilities provided for herein, the preparation execution, delivery, enforcement and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by any Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for any Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

          (b) The Company shall indemnify each Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby,
(ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit),

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(iii) any actual or alleged presence or release of Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from
(i) the gross negligence, bad faith or wilful misconduct of such Indemnitee or
(ii) litigation between or among the Lenders or Agents.

          (c) To the extent that the Company fails to pay any amount required to be paid by it to any Agent, any Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent, such Issuing Bank or the Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, such Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding B Term Loans and unused Commitments at the time.

          (d) To the extent permitted by applicable law, none of the Borrowers shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

          (e) All amounts due under this Section shall be payable promptly after written demand therefor and, in the case of any expenses referred to in paragraph (a), upon presentation of invoices or other reasonably detailed statements specifying expenses.

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          SECTION 9.04.  SUCCESSORS AND ASSIGNS.  (a)  The provisions of this
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); PROVIDED that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Company and the Administrative Agent (and, in the case of an assignment of all or a portion of a Revolving Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Banks and the Swingline Lender) must give their prior written consent to such assignment (which consents shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or $1,000,000 in the case of a Term Commitment or B Term Loan) unless each of the Company and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans, (iv) the parties to each assignment shall execute and deliver to the

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                                                                             139


Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $2,000, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and PROVIDED FURTHER that any consent of the Company otherwise required under this paragraph shall not be required if an Event of Default has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

          (c) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrowers, the Agents, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a

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Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e) Any Lender may, without the consent of any Borrower, any Agent, any Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); PROVIDED that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agents, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

          (f) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Lender if

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it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.17(e) as though it were a Lender.

          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; PROVIDED that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          SECTION 9.05. SURVIVAL. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

          SECTION 9.06. COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other

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Loan Documents and any separate letter agreements with respect to fees payable to any of the Agents or Issuing Banks constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective as provided in the Amendment and Restatement Agreement.

          SECTION 9.07. SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 9.08. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          SECTION 9.09. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

          (b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby

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                                                                             143


irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that any Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or its properties in the courts of any jurisdiction.

          (c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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                                                                             144


          SECTION 9.11. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 9.12. CONFIDENTIALITY. Each of the Agents, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' partners, directors, officers, employees and agents, including accountants, legal counsel, other advisors and any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and agree to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder,
(f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of any Loan Party or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Company. For the purposes of this Section, "INFORMATION" means all information received from the Company relating to the Company or its business, other than any such information that is available to any Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Company. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          SECTION 9.13. INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at

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any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "CHARGES"), shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

          SECTION 9.14. CURRENT CREDIT AGREEMENT; EFFECTIVENESS OF AMENDMENT AND RESTATEMENT. Until this Agreement becomes effective in accordance with the terms of the Amendment and Restatement Agreement, the Current Credit Agreement shall remain in full force and effect and shall not be affected hereby. Upon and after the Restatement Effective Date, the provisions of the Current Credit Agreement shall be superseded by the provisions hereof; PROVIDED that this Agreement shall not be construed to terminate and replace the Current Credit Agreement, but is intended to and shall be construed to constitute the same agreement as the Current Credit Agreement with terms modified as set forth herein.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                       IMC GLOBAL INC.,

                                          by
                                            ------------------------------------
                                            Name:
                                            Title:


                                       PHOSPHATE RESOURCE PARTNERS LIMITED
                                       PARTNERSHIP,

                                       By: IMC Global Inc., its Administrative
                                       Managing General Partner

                                          by
                                            ------------------------------------
                                            Name:
                                            Title:

                                       And by: FMRP Inc., its General Partner

                                          by
                                            ------------------------------------
                                            Name:
                                            Title:


                                       IMC PHOSPHATES COMPANY,

                                       By: IMC Phosphates MP Inc., its Managing
                                       Partner

                                          by
                                            ------------------------------------
                                            Name:
                                            Title:

                                       JPMORGAN CHASE BANK, individually and as Administrative Agent,

                                          by
                                            ------------------------------------
                                            Name:
                                            Title:

                                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                       individually and as Syndication Agent,

                                          by
                                            ------------------------------------
                                            Name:
                                            Title:


                                       (THE OTHER LENDERS, ISSUING BANKS AND
                                       SWINGLINE LENDERS THAT ARE SIGNATORIES
                                       TO THE AMENDMENT AND RESTATEMENT
                                       AGREEMENT)

                                          by
                                            ------------------------------------
                                            Name:
                                            Title: